Exhibit 10.1

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
————————————————————— -x	MASTER FILE NO. CV-96-5238
(Gleeson, J.) (Mann, M.J.)
IN RE VISA CHECK/MASTERMONEY
ANTITRUST LITIGATION
————————————————————— -x

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (the “Settlement Agreement” or “Agreement”) is made as of the 4th day of June 2003, by Defendant Visa U.S.A. Inc. (“Visa”) and Plaintiffs in In Re Visa Check/MasterMoney Antitrust Litigation, No. 96-CV-5238 (JG), a Class Action (the “Class Action” or “Action”), on behalf of each and every member of the Class defined herein (collectively, the “Plaintiffs” or “Class Members”).

WHEREAS the first of the complaints comprising this Action was filed on October 25, 1996.

WHEREAS by Order dated December 27, 1996, the Court (i) consolidated the original complaint with numerous additional complaints filed subsequent to the filing of the original complaint alleging similar or identical claims against Visa and MasterCard International Incorporated (“MasterCard”), and (ii) designated the law firms of Constantine & Partners (“C&P”) and Hagens Berman (“HB”) as Plaintiffs’ Co-Lead Counsel.

WHEREAS the operative complaint in this Action, the Second Amended Consolidated Class Action Complaint and Jury Demand (the “Complaint”), was filed on May 26,1999;

WHEREAS the Complaint alleges, among other things, that Visa has violated the Sherman Act (15 U.S.C. §§ 1 and 2) based on the following claims, among others: (i) Visa has illegally tied merchant acceptance of its debit card services to merchant acceptance of its credit card services under Visa’s so-called “Honor All Cards” rule, (ii) Visa, alone and together with

MasterCard, have used their respective tying arrangements, and other anticompetitive conduct, in an attempt to monopolize the market consisting of debit card services to merchants, (iii) Visa and MasterCard have conspired to monopolize the debit card services market, and (iv) Visa’s anticompetitive conduct has resulted in merchants paying higher interchange fees for accepting Visa card transactions.

WHEREAS this Action involved the production of more than five (5) million pages of document discovery and approximately four-hundred (400) depositions taken over five-hundred (500) days.

WHEREAS by Order dated February 22, 2000, the Court certified this Action as a class action under Rules 23(b)(2) and 23(b)(3) of the Federal Rules of Civil Procedure.

WHEREAS by decision dated October 17, 2001, the United States Court of Appeals for the Second Circuit affirmed the Courts’ Order certifying this Action as a class action.

WHEREAS on June 10, 2002, the United States Supreme Court denied Visa and MasterCard’s petition for a writ of certiorari of the Second Circuit’s decision affirming the Court’s Order certifying this Action as a class action.

WHEREAS by Order dated April 1, 2003, the Court denied in their entirety Visa and MasterCard’s motions for summary judgment, and granted in part and denied in part Plaintiffs’ motion for summary judgment.

WHEREAS by Order dated April 1, 2003, the Court denied MasterCard’s motion for severance or a separate trial.

WHEREAS on April 30, 2003, Plaintiffs and Visa entered into a Memorandum of Understanding regarding the proposed settlement of this Action as against Visa.

WHEREAS Visa denies each and every one of Plaintiffs’ allegations of unlawful conduct and damages and has asserted a number of defenses to Plaintiffs’ claims.

WHEREAS Plaintiffs and Visa agree that this Settlement Agreement shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by Visa or of the truth or merit, or lack of truth or merit, of any of the claims or allegations alleged in the Class Action.

WHEREAS arm’s length settlement negotiations have taken place between counsel for Plaintiffs and Visa, and this Settlement Agreement, including its exhibits, which embodies all of the terms and conditions of the Settlement between Visa and the Plaintiffs, has been reached, subject to the final approval of the Court.

WHEREAS Plaintiffs’ Counsel have concluded, after extensive discovery and investigation of the facts and after carefully considering the circumstances of the Class Action and the applicable law, that the terms and conditions of this Settlement Agreement are fair, reasonable, and adequate to Plaintiffs, and in their best interests, and have agreed to settle the claims released herein after considering (i) the substantial benefits that Plaintiffs will receive under the Settlement Agreement, and (ii) the burden, expense and uncertainties of litigation, and particularly complex litigation such as this Action.

WHEREAS Visa has concluded, despite its belief that it is not liable for the claims asserted and has good defenses thereto, that it will enter into this Settlement Agreement to avoid the further expense, inconvenience and burden of this protracted litigation, and the distraction and diversion of its personnel and resources, and thereby to put to rest this controversy with valued business customers, and to avoid the risks inherent in uncertain complex litigation.

NOW THEREFORE without any admission or concession on the part of Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Visa, it is hereby AGREED by the undersigned, on behalf of Visa and Plaintiffs, that the Class Action and all claims of the Plaintiffs be settled, compromised and dismissed on the merits and with prejudice as to Visa, and, except as hereinafter provided, without costs as to Plaintiffs or Visa, subject to the approval of the Court, on the following terms and conditions:

ADDITIONAL DEFINITIONS

1. As used herein, and for the purposes of the Settlement Agreement only, the following additional terms shall be defined as set forth below:

a. “Authorized Claimant” means a Class Member who is entitled to receive a distribution from the Net Settlement Fund as provided for in the Plan of Allocation of Settlement Funds.

b. “Claims Administrator” means the firm of Garden City Group, Inc., which shall administer the Settlement and the provision of Notice, under Plaintiffs’ Co-Lead Counsel’s supervision.

c. “Class,” as defined in the Court’s class certification Order dated February 22, 2000, means all persons and business entities who have accepted Visa and/or MasterCard credit cards and therefore have been required to accept Visa branded and/or MasterCard branded debit cards under the challenged tying arrangements at any point during the Class Period. Excluded from the Class are any putative class members who previously excluded themselves from this Action by filing a request for exclusion in accordance with the requirements set forth in the Notice of Pendency of Class Action dated June 21, 2002 previously provided to Class Members.

d. “Class Member” means any member of the Class.

e. “Class Period” means the period of time from October 25, 1992 through the date of the first publication of Notice, expected to be on or around June 21, 2003.

f. “Effective Date” means the date of Final Settlement Approval.

g. “Fee and Expense Application” means the application submitted by Plaintiffs’ Co-Lead Counsel seeking Plaintiffs’ attorneys’ fees, expenses and costs.

h. “Fee Award” means Plaintiffs’ attorneys’ fees, expenses and costs as may be awarded by the Court to Plaintiffs and their counsel.

i. “Final Settlement Approval” means final approval of the Settlement as specified in paragraph 25 below.

j. “Gross Settlement Fund” means the Settlement Fund, and any interest earned thereon.

k. “Net Settlement Fund” means the Gross Settlement Fund, less the amount of the Fee Award and Court-approved fees, expenses, taxes, and costs of Notice and administration.

l. “Notice” means the notice of this Settlement, attached hereto as Exhibits A and B, that will be sent by First Class Mail to all Class Members and published in various periodicals, respectively, in the manner provided for in the Notice Plan.

m. “Notice Plan” means the method by which Notice will be sent to all Class Members as detailed in the Stipulation and Order for Providing Notice of Settlement, attached hereto as Exhibit C.

n. “Order and Final Judgment” means the proposed Order and Final Judgment to be entered by the Court approving the Settlement, attached hereto as Exhibit D.

o. “Other Visa Product” means any product, device, program, or service bearing or offered under the Visa blue, white and gold bands design, or under any other Visa brand Visa may choose as a replacement for the blue, white and gold bands design, issued within the United States by United States member financial institutions, that does not fall within the definition of Visa POS Debit Device. Attached as Exhibit E hereto is a list of all current Visa products, devices, programs, or services that qualify as an Other Visa Product.

p. “Plaintiffs’ Co-Lead Counsel Signatories” means the individual attorneys from C&P and HB who are the signatories to this Agreement.

q. “Plaintiffs’ Counsel” means Plaintiffs’ Co-Lead Counsel and other counsel representing any of the named Plaintiffs in this Action.

r. “Plan of Allocation of Settlement Funds” means the terms and procedures for allocating the Net Settlement Fund among, and distributing the Net Settlement Fund to, Authorized Claimants as set forth in the Notice, or such other plan of allocation as the Court shall approve.

s. “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement and directing Notice to the Class, attached hereto as Exhibit F.

t. “Released Parties” means Visa, Visa International Service Association, and their past, present or future officers, directors, stockholders, member financial institutions, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors, and assigns.

u. “Released Claims” means only the claims of the Releasing Parties from which the Released Parties will be released and discharged upon Final Settlement Approval as specified in paragraphs 25 and 28 below.

v. “Releasing Parties” means the named Plaintiffs and any Class Members who have not timely excluded themselves from the Class Action – including any of their past, present or future officers, directors, stockholders, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns – whether or not they object to the Settlement and whether or not they make a claim upon or participate in the Settlement Fund, whether directly, representatively, derivatively or in any other capacity.

w. “Settlement” means the settlement contemplated by this Agreement.

x. “Settlement Fund” means the amounts to be paid into the Settlement Fund Account by Visa as specified in paragraph 3 below.

y. “Settlement Fund Account” means (i) prior to the Effective Date, a joint interest-bearing account at such financial institution as the Settling Parties may agree into which Visa will make the Settlement Fund payments, and (ii) after the Effective Date, an account at such financial institution as Plaintiffs’ Co-Lead Counsel designate into which Visa will make the Settlement Fund payments, including, without limitation, a trust account.

z. “Settling Parties” means Plaintiffs and Visa.

aa. “Visa Branded Product” means any Visa POS Debit Device or Other Visa Product.

bb. “Visa POS Debit Device” means any consumer product, device, program, or service bearing or offered under the Visa blue, white and gold bands design, or under any other Visa brand Visa may choose pursuant to paragraph 5(d), issued within the United States by United States member financial institutions, that, when presented for payment in the United States, accesses, debits, holds or settles funds from the consumer’s demand deposit or asset account. Attached hereto as Exhibit G is a list of all current Visa products, devices, programs, or services that qualify as a Visa POS Debit Device. Notwithstanding the foregoing, the term Visa POS Debit Device shall not include (i) any payment device that accesses, debits, holds or settles funds from the user’s demand deposit or asset account fourteen (14) days or more after the date of the purchase, (ii) any cards issued under the specific issuer programs listed on Exhibit H, or (iii) any cards issued under the specific brokerage account deferred debit programs listed on Exhibit B to the MasterCard Settlement Agreement to the extent that Visa and any of its issuers convert the cards in such programs to Visa branded cards, so long as those cards are offered under the same brokerage account deferred debit card program.

TERMS AND CONDITIONS

2. The Settling Parties agree to the following terms and conditions in full and final disposition of the Action as against Visa, and any and all Released Claims as against all Released Parties.

Payment of Settlement Funds

3. (a) Visa shall pay the Settlement Fund Account, in settlement of the claims released below, a total of two billion and twenty five million dollars ($2,025,000,000), which includes the payment referenced in paragraph 8(b), to be made by wire transfer under the following schedule:

Payment One: ten million dollars ($10,000,000) on or before July 4, 2003;

Payment Two: two-hundred fifteen million dollars ($215,000,000) on or before December 22, 2003;

Payment Three: two-hundred million dollars ($200,000,000) on or before December 22, 2004;

Payment Four: two-hundred million dollars ($200,000,000) on or before December 22, 2005;

Payment Five: two-hundred million dollars ($200,000,000) on or before December 22, 2006;

Payment Six: two-hundred million dollars ($200,000,000) on or before December 22, 2007;

Payment Seven: two-hundred million dollars ($200,000,000) on or before December 22, 2008;

Payment Eight: two-hundred million dollars ($200,000,000) on or before December 22, 2009;

Payment Nine: two-hundred million dollars ($200,000,000) on or before December 22, 2010;

Payment Ten: two-hundred million dollars ($200,000,000) on or before December 22, 2011; and

Payment Eleven: two-hundred million dollars ($200,000,000) on or before December 22, 2012.

Nothing in this Agreement will require the Settlement Fund Account to be funded or established before the Agreement is submitted to the Court for preliminary approval. Visa’s timely payment of Payments One through Eleven into the Settlement Fund Account shall extinguish Visa’s obligations under this subparagraph with respect to each such payment. The satisfaction of Visa’s obligations under this subparagraph shall in no way be contingent on whether or how the Settlement Funds are disbursed.

(b) Disbursements of funds from the Settlement Fund Account shall require a signature from each of the Plaintiffs’ Co-Lead Counsel Signatories, and a signature from a designated shareholder of Heller Ehrman White & McAuliffe, LLP (“HE”). Any requests for disbursements of funds shall be accompanied by appropriate documentation supporting the expenditures. Plaintiffs’ Co-Lead Counsel and HE agree to hold the funds in the Settlement

Fund Account for the purposes set forth herein. Upon the Effective Date of the Settlement, HE will resign as a co-signatory on the Settlement Fund Account. Thereafter, Plaintiffs’ Co-Lead Counsel Signatories shall be the sole signatories on the Settlement Fund Account.

(c) The Gross Settlement Fund shall be used to pay (i) the Notice and administration costs specified in paragraph 11, (ii) the Fee Award specified in paragraph 14, (iii) any additional Plaintiffs’ attorneys’ fees, costs and expenses incurred for the benefit of the Class and approved by the Court including, without limitation, any fees, costs, and expenses incurred in obtaining Final Settlement Approval or administering the Settlement, and (iv) any taxes owed on any income from the funds held in the Settlement Fund Account as well as expenses and costs incurred in connection with the payment of such taxes. The balance of the funds of the Settlement Fund Account shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants.

(d) The Settling Parties agree that the Settlement Fund Account is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1. All taxes with respect to the earnings on the funds in the Settlement Fund Account shall be the responsibility of the Settlement Fund Account. Plaintiffs’ Co-Lead Counsel shall administer the Settlement Fund Account. Plaintiffs’ Co-Lead Counsel may designate the Claims Administrator to administer the Settlement, subject to Court approval. It shall be the responsibility of the Plaintiffs’ Co-Lead Counsel, with the cooperation of Visa as set forth in paragraphs 44 and 45 below, to establish and maintain the Settlement Fund Account as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1.

(e) Nothing in this Agreement shall prevent Plaintiffs from selling, assigning, or securitizing the Settlement Fund, or using the Settlement Fund to obtain financing. In the event Plaintiffs seek to sell, assign, securitize, or in any way obtain financing using the Settlement Fund, they must apply to the Court for approval, upon notice to Visa. Visa will not oppose any such application and will provide reasonable assistance to Plaintiffs in the event Plaintiffs seek to sell, assign, securitize, or obtain financing using the Settlement Fund. Plaintiffs shall reimburse Visa from the Settlement Fund for Visa’s reasonable costs in connection with such assistance. Such assistance shall include, but not be limited to, providing to appropriate parties, on a confidential basis, reasonable information and documents and reasonably cooperating with rating agencies (such as Standard and Poors and Moody’s) to rate any financial instrument that may be issued to facilitate the sale, assignment, securitization, or the use for financing of the Settlement Fund. Visa agrees to deliver Settlement Fund payments to either (i) the Settlement Fund Account, or (ii) an account of any trustee, paying agent or other entity designated by Plaintiffs’ Co-Lead Counsel in order to effect the sale, assignment, securitization or the use for financing of the Settlement Fund, provided, however, that any such account referenced in (ii) above shall also qualify as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1. Such payment instructions may be modified by Plaintiffs’ Co-Lead Counsel from time to time as may be required and upon reasonable notice to Visa (provided that any new account designated shall also qualify as a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1).

Visa’s Commitments

Unbundling of Debit and Credit

4. (a) Visa shall adopt rules that will, effective January 1, 2004, unbundle, and Visa agrees not to bundle in the future, merchant acceptance of Visa POS Debit Devices and merchant acceptance of any Other Visa Products. “Unbundle” as used herein means that Visa shall not require that as a condition of accepting Other Visa Products, merchants must accept Visa POS Debit Devices, and vice versa.

(b) These rules shall provide that, commencing January 1, 2004, with respect to any contract existing on that date under which a merchant accepts Visa Branded Products: (i) merchants may choose to stop accepting Visa POS Debit Devices by providing no less than thirty (30) days’ advance written notice to their acquirers (which may be given prior to January 1, 2004); and (ii) merchants may choose to stop accepting Other Visa Products by providing no less than thirty (30) days’ advance written notice to their acquirers (which may be given prior to January 1, 2004). The rules shall further provide that merchants who want to begin accepting Visa Branded Products after January 1, 2004 will be free to accept Visa POS Debit Devices only, Other Visa Products only, or both Visa POS Debit Devices and Other Visa Products.

(c) These rules shall also require that any contract used by an acquirer with any merchant shall provide the clear option (including a statement of applicable merchant discount rates by product) for the merchant to elect to accept Visa POS Debit Devices, Other Visa Products, or both.

(d) Visa shall immediately require that, from August 1, 2003 through January 1, 2004, acquirers provide, in their regular communications with merchants, but no more often than monthly, clear and conspicuous notice to merchants that as of January 1, 2004 they will have the right to (i) accept Visa POS Debit Devices without accepting Other Visa Products, and (ii) accept Other Visa Products without accepting Visa POS Debit Devices. Attached hereto as Exhibit I is an exemplar of the notice that will be provided under this provision.

(e) Nothing herein shall prevent Visa from adopting and enforcing an Honor All Cards rule that requires merchants who choose to accept any Visa POS Debit Device to accept all, or any subset of, Visa POS Debit Devices. However, nothing in this Agreement requires any merchant to purchase or install a PIN pad in order to continue to accept Visa POS Debit Devices which are authorized by signature. Nor do Plaintiffs agree that anything in this Agreement or otherwise, including the Honor All Cards rule for Visa POS Debit Devices contemplated in this paragraph, permits Visa to apply any honor all cards rule to require merchants to install a PIN pad in order to continue accepting Visa POS Debit Devices which are authorized by signature.

(f) Nothing herein shall prevent Visa from adopting and enforcing an Honor All Cards rule that requires merchants who choose to accept any Other Visa Product to accept all, or any subset of, Other Visa Products.

(g) On or about June 30, 2003 and on or about December 31, 2003, Visa shall provide Plaintiffs’ Co-Lead Counsel with notice of any Visa products, devices, programs, or services that Visa then currently expects to offer by December 31, 2004 that would qualify as either a Visa POS Debit Device or an Other Visa Product (or a multi-function Visa Branded Product as described below) that are not identified on Exhibits G and E. Such notice will be provided by letter to Plaintiffs’ Co-Lead Counsel; this information shall not be used for any purpose other than the enforcement or interpretation of this Agreement and shall not be disclosed to anyone other than those employees of the named Plaintiffs to whom such disclosure is necessary for that purpose.

(h) If Visa offers a Visa Branded Product that incorporates the payment functions of both a Visa POS Debit Device and an Other Visa Product, a merchant will be free to accept the Visa POS Debit Device payment function only, the Other Visa Product payment function only, or both the Visa POS Debit Device and Other Visa Product payment functions, consistent with the terms set forth in paragraph 4. Any such multi-function Visa Branded Product will satisfy, so far as practicable, the requirements for the clear and conspicuous identifier and unique electronic identity, consistent with the terms set forth in paragraphs 5 and 7 below, that would enable merchants to identify visually any such Visa Branded Product and to identify electronically its different payment functions. Visa shall provide Plaintiffs’ Co-Lead Counsel within sixty (60) days before it is implemented written notice of the unique identifier (e.g., “Relationship Card”) that would be used to denote the multi-function nature of such a product.

Clear and Conspicuous Debit Identifier

5. (a) Visa shall implement rules, effective January 1, 2004, requiring issuers in the United States to place on the face of all Visa POS Debit Devices, subject to section (b) below, the debit identifier “CHECK CARD.” This debit identifier must be clear and conspicuous and used consistently and uniformly on all Visa POS Debit Devices. Specifically, the preceding sentence shall require that for all Visa POS Debit Devices, the debit identifier be in at least 11 point font, all capital letters, placed in the identical location in the upper right portion of the card immediately above the Visa hologram, in a color clearly contrasted with the background color over which the debit identifier is laid, and clearly separate from any other wordmark or symbol on the card. Notwithstanding the foregoing, Visa shall have the right after execution of the Agreement, but before October 1, 2003, to propose an equally or more clear, conspicuous, consistent and uniform alternative scheme for displaying a debit identifier on the card based on conclusions from market research, and Plaintiffs’ Co-Lead Counsel agree to consider such alternative scheme in good faith. Visa shall provide Plaintiffs’ Co-Lead Counsel no later than November 1, 2003 (i) a copy of the rules adopted by the Visa Board of Directors that implement the design requirements of this paragraph, and (ii) an exemplar of a Visa POS Debit Device that complies with the rules. In the event that Plaintiffs at any time agree, or the Court rules, that MasterCard may use a particular visual identification method for MasterCard POS Debit Devices, then Plaintiffs’ agreement or the Court’s ruling will be considered a term of the MasterCard Settlement Agreement for purposes of the Most Favored Nations Clause set forth in paragraph 30 below.

(b) These rules shall require that the debit identifier compliant with paragraph (a) above be contained on any Visa POS Debit Devices issued after January 1, 2004 and on Visa POS Debit Devices issued before January 1, 2004 upon re-issuance within the normal re-issuance cycle, provided however that Visa will require issuers to have 80 percent of outstanding Visa POS Debit Devices in compliance herewith by July 1, 2005, and 100 percent in compliance by January 1, 2007. The foregoing requirements shall not apply to prepaid gift cards that are disposable, issued prior to January 1, 2004, and not reloadable after January 1, 2004. Reloadable pre-paid gift cards issued prior to January 1, 2004, that do not comply with the design requirements of subparagraph (a) above, may not be reloaded after January 1, 2004. For purposes of satisfying the 80% requirement as of July 1, 2005 only, any Visa POS Debit Device issued as of January 1, 2004 that displays the words “check card” on the face of the card shall be deemed to be a complying card. Visa shall provide Plaintiffs’ Co-Lead Counsel, upon written request, written certification that the 80 percent and 100 percent compliance requirements have been reached.

(c) In lieu of using the debit identifier on Visa POS Debit Devices as described in paragraph (a) above, Visa retains the right at any time to adopt a new debit identifier for all devices herein defined as Visa POS Debit Devices, so long as these devices comply with the design requirements of subparagraph (a) above, and all other applicable terms of this Agreement, and Visa provides Plaintiffs’ Co-Lead Counsel within sixty (60) days before it is implemented both (i) written notice of any such debit identifier, and (ii) an exemplar of a Visa POS Debit Device that carries the new debit identifier.

(d) In lieu of using the current Visa blue, white, and gold bands design as the Visa brand on Visa POS Debit Devices, Visa retains the right at any time to adopt a new brand for all or any devices herein defined as Visa POS Debit Devices, so long as these devices comply with all applicable requirements of paragraphs 4, 5, and 7 and Visa provides Plaintiffs’ Co-Lead Counsel within sixty (60) days before it is implemented both (i) written notice of any such brand, and (ii) an exemplar of a Visa POS Debit Device that carries the new brand.

Signage

6. On or before January 1, 2004, Visa, shall deliver signage to acquirers, upon request, for merchant usage at the point of sale and at the entrance to the store, communicating the fact that a given merchant accepts Visa POS Debit Devices. Visa shall provide Plaintiffs’ Co-Lead Counsel an exemplar of such signage by November 1, 2003.

Electronic Identification

7. (a) Visa shall adopt rules, effective January 1, 2004, requiring that Visa POS Debit Devices not already having one be given unique Bank Identification Numbers (“BINs”), which each merchant and acquirer can utilize, with currently available technology, to distinguish Visa POS Debit Devices from Other Visa Products. This BIN shall be encoded in the magnetic stripe and any other electronic component of the card used for authorization and/or settlement (e.g., a chip) in such a way that all electronic point-of-sale terminals are, or can reasonably be made, capable of reading the electronic information. Visa shall provide a copy of these rules to Plaintiffs’ Co-Lead Counsel no later than November 1, 2003.

(b) These rules shall apply to any Visa POS Debit Devices issued after January 1, 2004, and to Visa POS Debit Devices issued before January 1, 2004 upon their re-issuance in accordance with normal re-issuance cycles, provided however that Visa will require issuers to have 80 percent of outstanding Visa POS Debit Devices in compliance herewith by July 1, 2005, and 100 percent in compliance by January 1, 2007. The foregoing requirements shall not apply to prepaid gift cards that are disposable, issued prior to January 1, 2004, and not reloadable after January 1, 2004. Reloadable pre-paid gift cards issued prior to January 1, 2004, that do not comply with the electronic identity requirements of subparagraph (a) above, may not be reloaded after January 1, 2004. Visa shall provide Plaintiffs’ Co-Lead Counsel, upon written request, written certification that the 80 percent and 100 percent compliance requirements have been reached.

(c) These rules shall also provide that Visa shall require its acquirers to make available to merchants, upon merchants’ request and in any form they reasonably request, a complete list of the BIN numbers that apply to all Visa POS Debit Devices, updated consistent with the current practice of Visa’s acquirers.

(d) Commencing July 1, 2004, for the period ending January 1, 2007, Visa shall offer an electronic service to enable merchants to identify Visa POS Debit Devices: (i) in the event that, exercising its reasonable and good faith belief, Visa concludes that there is a reasonable market demand and business case that justifies such service, and that the demand is not otherwise being reasonably met, or (ii) upon a showing by Plaintiffs’ Co-Lead Counsel that there is a reasonable market demand and business case that justifies such service, and that the demand is not otherwise being reasonably met. In the event of a dispute as to whether there is a reasonable market demand and business case that justifies such service, and that the demand is not otherwise being reasonably met, the question shall be determined by the Court or by such arbitrator as the Court may designate.

(e) Until the time that Visa has reached 100 percent compliance with the design requirements provided in paragraph 5 above, merchants that choose not to accept Visa POS Debit Devices and that use any of the above methods for electronically identifying Visa POS Debit Devices shall not incur any charges by either Visa or its acquirers for a Visa POS Debit Device transaction that is declined or rejected because the merchant does not accept Visa POS Debit transactions.

Interchange Rate Reductions

8. (a) By August 1, 2003, and continuing through December 31, 2003, Visa shall reduce by at least $0.14 for supermarket debit transactions at Class Members, and by at least 48 basis points, on an aggregate effective basis, for all other types and categories of Visa POS Debit Device transactions at Class Members, the published interchange rates in effect on April 30, 2003 for these transactions. These reductions will result in a supermarket debit transaction rate of $0.26 or lower at Class Members and an aggregate effective interchange rate for all other types and categories of Visa POS Debit Device transactions at Class Members estimated by Visa to be 123 basis points or lower. On January 1, 2004 the requirement in the preceding sentence shall terminate, and Visa shall be free to set interchange rates without restriction after that date, as otherwise permitted by law. On or before July 1, 2003, Visa will provide Plaintiffs’ Co-Lead Counsel with a schedule that contains the actual interchange rates that will take effect by August 1, 2003 for each type and category of Visa POS Debit Device transaction at Class Members and the rates for these transactions in effect on April 30, 2003. Visa will provide notice to acquirers forty-five (45) days in advance of the first change in interchange rates for Visa POS Debit Device transactions occurring on or after January 1, 2004, and Visa will require its acquirers to provide written notice of such changes to merchants in the acquirers’ next regular communication with their merchants. In the alternative, Visa will provide Plaintiffs’ Co-Lead Counsel with thirty (30) days advance written notice of such interchange rate changes. Nothing contained in this Agreement shall be deemed to prohibit Visa from providing negotiated interchange rates to merchants to incent acceptance or promotion of any or all Visa Branded Products.

(b) In recognition of the interim period between the execution of the Memorandum of Understanding on April 30, 2003, and August 1, 2003, on or before December 22, 2003, Visa shall pay the Settlement Fund Account the sum of twenty-five million dollars ($25,000,000). This payment is reflected in Payments One and Two in the schedule set forth in paragraph 3.

Steering

9. Visa will not enact any rules that prohibit merchants from encouraging or steering Visa POS Debit Device cardholders to use other forms of payment or that prohibit merchants from providing a discount to consumers who pay by any other form of payment.

Prohibiting Competing Debit Marks

10. For a period of two years from the date of the Settlement Agreement, Visa (including Interlink and any other Visa affiliate, parent, subsidiary, or division) will not enter into a contract with a member financial institution that prohibits the financial institution from issuing an ATM and/or POS debit card of any competing ATM and/or POS network, other than one operating under a trademark owned by MasterCard. This provision does not affect the validity of existing agreements entered into prior to the date of this Settlement Agreement. Apart from this provision, nothing herein shall prohibit Visa from competing with any other payment card brand for the card issuing business of Visa member financial institutions.

Notice and Administration Costs

11. The Gross Settlement Fund shall be used to pay the costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying Class Members and effecting the mailing and publishing of Notice, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing Notice and administering the distribution of the Net Settlement Fund, the payment of any taxes on the earnings of the Gross Settlement Fund, and the provision of any educational materials to merchants and consumers explaining the terms and conditions of this Agreement. If Plaintiffs’ Co-Lead Counsel determine that such payments are necessary prior to the Effective Date, HE will not unreasonably withhold its signature on such expenditures from the Settlement Fund Account, and Plaintiffs’ Co-Lead Counsel, or at their direction, the Claims Administrator, may make such expenditures without Court approval. In the event that HE is requested by Plaintiffs’ Co-Lead Counsel, under this paragraph or paragraph 3(b), to provide its signature to authorize payment for notice or administration expenses or for any other expenditure, and HE so provides its signature, then Plaintiffs (solely through the Settlement Fund) will indemnify and hold harmless Visa and HE from and against any and all claims asserted by any person arising out of such payment. In the event that HE unreasonably withholds its signature, then Visa will indemnify and hold harmless Plaintiffs and Plaintiffs’ Co-Lead Counsel from and against any and all claims asserted by any person arising out of the failure to provide such payment.

Plan of Allocation of Settlement Funds

12. (a) On or before August 18, 2003, Plaintiffs’ Co-Lead Counsel shall file a motion for approval of a Plan of Allocation of Settlement Funds that in their opinion will fairly and adequately address the questions of settlement administration, any claims requirements, and allocation of the Net Settlement Fund among the Class Members. Visa shall not directly or indirectly take any position with respect to any plan of allocation or amount of distribution to any Class Member, counsel, expert or consultant, or any other person in connection with this Class Action.

(b) Except as otherwise expressly provided in this Settlement Agreement, in no event shall any portion of the Gross Settlement Fund be distributed or revert to Visa, under any circumstances.

(c) After Final Settlement Approval, the amounts remaining in the Gross Settlement Fund shall be distributed as ordered by the Court.

13. In no event shall Visa have any liability or responsibility with respect to the distribution and administration of the Gross Settlement Fund, including, but not limited to, the costs and expenses of such distribution and administration, and the costs and expenses of Notice. The Plan of Allocation of Settlement Funds is a matter separate and apart from this Settlement Agreement, and any decision by the Court concerning the plan of distribution shall not effect the validity or finality of the Settlement as to Visa.

Attorneys’ Fees and Expenses

14. On or before August 18, 2003, Plaintiffs’ Co-Lead Counsel shall file a Fee and Expense Application for distribution from the Gross Settlement Fund of a Fee Award consisting of an award of Plaintiffs’ attorneys’ fees and reimbursement of costs and expenses. Plaintiffs’

Co-Lead Counsel reserves the right to make additional applications for fees, costs, and expenses incurred in obtaining Final Settlement Approval and administering the Settlement. C&P shall allocate the Fee Award among Plaintiffs and their counsel, and with respect to Plaintiffs’ attorneys’ fees, in a manner in which they in good faith believe reflects the contributions of Plaintiffs’ Counsel to the prosecution and settlement of the Action. Visa agrees that it shall not directly or indirectly take any position on Plaintiffs’ Fee and Expense Application.

15. Visa shall not be liable for any costs, fees or expenses of any of Plaintiffs’ respective attorneys, experts, advisors, agents and representatives. All such costs, fees and expenses, including the costs and expenses of the class representatives, as approved by the Court, shall be paid out of the Gross Settlement Fund. Except as provided in paragraphs 3 and 11 relating to Visa’s obligation to reasonably consent to the distribution of settlement funds for the payment of Notice and administration costs prior to the Effective Date, Visa shall not have any liability with respect to the distribution and administration of the Gross Settlement Fund, including, but not limited to, the costs and expenses of such distribution and administration or to the giving of Notice, including, but not limited to, the costs and expenses associated with identifying Class Members.

16. Upon the Court’s entry of the Order and Final Judgment, Plaintiffs’ Co-Lead Counsel may make an application to the Court for immediate payment of the Fee Award. Visa will take no position on such an application, subject to Plaintiffs’ counsel’s obligation to pay back any such amount if, or to the extent that, the Fee Award is amended, reversed on appeal, or does not become final.

17. The procedure for the allowance or disallowance by the Court of any applications for Plaintiffs’ attorneys’ fees, costs and expenses to be paid out of the Gross Settlement Fund, are distinct from the Settlement set forth in the Settlement Agreement, and are to be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement. Any order or proceedings relating to any fee and expense application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Settlement Agreement, or affect or delay the finality of the Order and Final Judgment approving the Settlement Agreement.

Best Efforts to Effectuate This Settlement

18. The Settling Parties and their counsel agree to recommend approval of this Settlement Agreement by the Court and to undertake their best efforts, including all steps and efforts contemplated by this Settlement Agreement and any other steps and efforts that may be necessary or appropriate, by order of the Court or otherwise, to secure Final Settlement Approval and otherwise carry out the terms of this Settlement Agreement.

19. Visa will cooperate with Plaintiffs by using reasonable efforts to provide Plaintiffs existing merchant specific and aggregate transaction data from Visa’s databases to be used in connection with the allocation of the Net Settlement Fund (with all reasonable costs incurred under this paragraph and paragraph 23 to be paid out of the Settlement Fund Account and capped at $35,000).

Motion for Preliminary Approval

20. By June 9, 2003, Plaintiffs shall submit to the Court a motion for preliminary approval of the Settlement, and for a stay of all proceedings in the Class Action against Visa until the Court has approved the Settlement and entered the Order and Final Judgment. Visa will not oppose this motion. This motion shall include (i) the proposed form of Order and Final Judgment, attached hereto as Exhibit D, and (ii) the proposed form of Preliminary Approval Order preliminarily approving this Settlement Agreement, attached hereto as Exhibit F. By June

9, 2003, Plaintiffs shall also submit to the Court for approval a Stipulation and Order for Providing Notice of Settlement, attached hereto as Exhibit C, which contains the Notice Plan and the forms of mail and publication Notice.

Notice to Class

21. In the event that the Court preliminarily approves the Settlement on or before June 16, 2003, and as more fully set forth in the Notice Plan, Plaintiffs shall pursuant to Rule 23 of the Federal Rules of Civil Procedure (i) on or before July 5, 2003, provide Class Members who have been identified by reasonable means, notice of the Settlement by first class mail, unless circumstances beyond the control of Plaintiffs prevent Plaintiffs from providing such mail notice, in which case Plaintiffs shall take all necessary and appropriate steps to insure that such notice is provided as soon as possible pursuant to an order of the Court approving Notice, and (ii) on or before August 4, 2003, provide Class Members notice by publication in a Notice Plan designed to have at least the same reach as that approved by the parties and the Court and implemented in the Fall of 2002 for the purposes of providing Class Members with Notice of Pendency.

22. The Settling Parties shall cooperate in effecting Notice to the Class that satisfies the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure.

23. Visa will cooperate with Plaintiffs by using reasonable efforts to provide Plaintiffs existing merchant specific and aggregate data from Visa’s databases to be used in connection with providing Notice to the Class (with all reasonable costs incurred under this paragraph and paragraph 19 to be paid out of the Settlement Fund Account and capped at $35,000).

Motion for Entry of Final Judgment

24. If, after Notice to the Class, the Court approves this Settlement Agreement, then Plaintiffs shall seek, and Visa will not oppose, entry of an Order and Final Judgment, in the form attached hereto as Exhibit D, which among other things:

a. Approves finally this Settlement and its terms as being a fair, reasonable and adequate settlement as to Plaintiffs within the meaning of Rule 23 of the Federal Rules of Civil Procedure and directing its consummation pursuant to its terms;

b. Approves finally the Plan of Allocation of Settlement Funds, Notice, and the Notice Plan, as being fair and reasonable within the meaning of, and satisfying the requirements of, Rule 23 of the Federal Rules or Civil Procedure and due process;

c. Directs that, as to Visa, the Class Action be dismissed with prejudice and, except as provided for herein, without costs;

d. Directs that Visa comply with its payment obligations and other commitments set forth in the Agreement;

e. Reserves to this Court exclusive jurisdiction over the Settlement and this Settlement Agreement, including the administration and consummation of this Settlement;

f. Determines pursuant to Rule 54(b) of the Federal Rules of Civil Procedure that there is no just reason for delay and directing that the judgment of dismissal shall be final and appealable; and

g. Directs that, for a period of five years, the Clerk of the Court shall maintain the record of those members of the Class who have timely excluded themselves from the Class and that a certified copy of such records shall be provided to Visa, at its expense.

Final Settlement Approval

25. This Settlement Agreement shall become final upon the occurrence of all of the following three events:

a. Approval of the Settlement Agreement in all material respects by the Court as required by Rule 23(e) of the Federal Rules of Civil Procedure;

b. Entry by the Court, as provided for in paragraph 24, of an Order and Final Judgment of dismissal with prejudice as to Visa against all Plaintiffs and members of the Class who have not timely excluded themselves from the Class Action and the Order and Final Judgment is not vacated or modified in any material way affecting any party’s rights or obligations under the Settlement Agreement, upon appeal or otherwise; and

c. Expiration of the time for appeal, or the time to seek permission to appeal, from the Court’s approval of this Settlement Agreement and entry of an Order and Final Judgment (as described in paragraph 24 hereof) or, if appealed, approval of this Settlement Agreement and the Order and Final Judgment have been affirmed in their entirety by the court of last resort to which such appeal has been taken and such affirmance has become no longer subject to further appeal or review. However, the Settlement shall become final with respect to Visa notwithstanding the actual or potential filing of any appeal that concerns only (i) an award of attorneys’ fees, costs, or expenses; or (ii) the plan of allocation of the Settlement Fund (as distinct from the amount of the Settlement Fund). A modification or reversal on appeal of any award of attorneys’ fees, costs, or expenses, or of the Plan of Allocation of the Settlement Fund (as distinct from the amount of the Settlement Fund) shall not be deemed to be a modification of all or part of the terms of this Settlement Agreement or the Order and Final Judgment.

No Final Settlement Approval

26. In the event there is no Final Settlement Approval, then:

a. The Gross Settlement Fund, less (i) only the costs incurred up to $6 million in connection with Notice and administration, and (ii) any taxes incurred or held in reserve by the Settlement Fund for the payment of taxes on any interest earned by it, shall revert to Visa; and

b. This Settlement Agreement shall be canceled and terminated, and shall become null and void. In such event, the Settlement shall be without prejudice; the Settling Parties shall revert to their litigation positions immediately prior to the execution of the Memorandum of Understanding executed on April 30, 2003; and the fact and terms of this Settlement shall not be admissible in any hearing or trial of this Action or any other civil action.

Satisfaction of Claims

27. Plaintiffs shall look solely to the Settlement Agreement for settlement and satisfaction against Visa of all claims that are released hereunder. Except as provided by order of the Court, no Class Member shall have any interest in the Settlement Fund or any portion thereof.

Release

28. In addition to the effect of any Order and Final Judgment entered in accordance with this Settlement Agreement, upon this Settlement Agreement becoming final as to Visa, the Released Parties shall be released and forever discharged from all manner of claims, demands, actions, suits, causes of action against the Released Parties, whether class, individual, or otherwise in nature, damages whenever incurred, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, in law or equity, that any Releasing Party ever had, now has or hereafter can, shall or may have, relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation which arise under or relate to any federal or state antitrust, unfair competition, unfair practices, or other law or regulation, or common law, including, without limitation, the Sherman Act, 15 U.S.C § 1 et seq. Each Class Member hereby covenants and agrees that it shall not, hereafter, seek to establish liability against any of the Released Parties based, in whole or in part, upon any of the Released Claims.

Waiver of Breach

29. The waiver by any party of any breach of this Agreement shall not be deemed or construed as a waiver of any other breach of this Agreement, whether prior, subsequent or contemporaneous.

Most Favored Nations Clause

30. Plaintiffs agree that, effective upon the date hereof, in the event that Plaintiffs’ settlement in this Action with MasterCard provides for a more favorable term or terms than the term or terms set forth herein, then Visa shall be entitled to the more favorable term or terms and this Settlement Agreement shall be amended to incorporate the more favorable term or terms. Notwithstanding the foregoing, this provision does not apply to the terms set forth in paragraphs 3, 8, and 10 of this Settlement Agreement relating to (i) payments to the Settlement Fund Account, (ii) interchange rate reductions, and (iii) prohibiting members from issuing the ATM or POS debit card of a competing ATM and/or POS debit network.

This Settlement Is not an Admission

31. In the event that the Settlement does not become final as to Visa in accordance with the terms hereof, then this Settlement Agreement (including its exhibits) shall be of no force or effect and, in any event, the Settling Parties agree that this Settlement Agreement, including its exhibits, whether or not it shall become final as to Visa, and any and all negotiations, documents and discussions associated with it shall be without prejudice to the rights of any party, shall not be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by Visa or of the truth of any of the claims or allegations contained in the Complaint or any other pleading, and evidence thereof shall not be discoverable or used directly or indirectly, in any way, whether in the Class Action or in any other action or proceeding. The Settling Parties expressly reserve all of their rights if the Settlement does not become final as to Visa in accordance with the terms of this Settlement Agreement.

Protection of Confidential Information and Discovery Materials

32. The Settling Parties and their respective counsel acknowledge and agree that discovery in this action has involved disclosure of trade secrets and other confidential and proprietary business, technical and financial information. The Settling Parties and their respective counsel agree that, except as otherwise required by law, within sixty (60) days after the later of the time as of which (i) Visa has complied with all of its obligations under the Settlement Agreement, or (ii) all litigation against Visa by merchants who have opted out of the Class have been concluded, all materials produced by, or information discovered of, or records of information discovered of, the Settling Parties (including their past, present and former parents, subsidiaries, divisions, affiliates, associates, successors, predecessors, trustees, member financial institutions, attorneys, advisors, investment advisors, insurers, co-insurers, reinsurers, foundations, stockholders, officers, directors, employees, agents and any of their legal representatives (and the predecessors, heirs, executors, administrators, successors and assigns of each of the foregoing)) that contain Confidential Information or Outside Counsel Eyes Only Information (as defined in the Protective Order governing this Action) including, without limitation, information or data stored or recorded in the form of electronic or magnetic media, that are in the possession of counsel for the Settling Parties or their experts, shall be destroyed or returned to the producing party. Upon request, counsel for each party shall provide the producing party with a written declaration under penalties of perjury certifying that all documents required to be returned or destroyed have been returned or destroyed. Notwithstanding the foregoing, and pursuant to the terms of the Protective Order and the limitations set forth therein on how Confidential and Outside Counsel Eyes Only Information can be used, this provision does not apply to (i) outside counsel’s copies of documents filed with the Court, and (ii) outside counsel’s file copies of papers prepared in connection with this Action. This provision also does not apply to materials that have been unsealed by the Court.

Binding Effect

33. This Settlement Agreement shall be binding upon, and inure to the benefit of, the Settling Parties and their respective past, present or future officers, directors, stockholders, member financial institutions, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns.

Representation and Warranty

34. Visa represents and warrants that it has the authority to require its member financial institutions to comply with the rules adopted by Visa in compliance with the terms and conditions set forth in the Settlement Agreement. Visa further represents and warrants that it will take all reasonably necessary steps to ensure compliance by its member financial institutions with the rules so adopted by Visa using no less stringent measures of enforcement as are applied to the enforcement of other Visa rules, which may include at Visa’s option, but not be limited to, rescinding all membership rights of any member financial institution that fails to comply with any term or condition set forth in the Settlement Agreement.

Integrated Agreement

35. This Settlement Agreement contains an entire, complete, and integrated statement of each and every term and provision agreed to by and among the Settling Parties; it is not subject to any condition not provided for herein. This Settlement Agreement shall not be modified in any respect except by a writing executed by all the parties hereto. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

No Conflict Intended

36. Any inconsistency between this Settlement Agreement and the exhibits attached hereto shall be resolved in favor of this Settlement Agreement. The headings used in this Settlement Agreement are for the convenience of the reader only and shall not affect the meaning or interpretation of this Settlement Agreement.

No Party Is the Drafter

37. None of the Settling Parties shall be considered to be the drafter of this Settlement Agreement or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

Choice of Law

38. All terms of this Settlement Agreement and the exhibits hereto shall be governed by and interpreted according to the substantive laws of the State of New York without regard to its choice of law or conflict of laws principles.

Continuing Jurisdiction of this Court

39. (a) The Settling Parties hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Eastern District of New York for any suit, action, proceeding or dispute arising out of or relating to this Settlement Agreement or the applicability of this Settlement Agreement and exhibits hereto. All applications to the Court with respect to any aspect of the Settlement shall be presented to and determined by United States District Judge John Gleeson, or, if he is not available, any other Judge designated by the Court. Without limiting the generality of the foregoing, it is hereby agreed that any dispute, including but not limited to any suit, action or proceeding by a Plaintiff in which the provisions of this Settlement Agreement are asserted as a defense in whole or in part to any claim or cause of action or otherwise raised as an objection, constitutes a suit, action or proceeding arising out of or relating to this Settlement Agreement and exhibits hereto.

(b) In the event that the provisions of this Settlement Agreement are asserted by Visa as a defense in whole or in part to any claim or cause of action or otherwise raised as an objection in any other suit, action or proceeding by a Plaintiff, it is hereby agreed that Visa shall be entitled to a stay of that suit, action or proceeding until the United States District Court for the Eastern District of New York has entered an order or judgment determining any issues relating to the defense or objection based on such provisions. Solely for purposes of such suit, action or proceeding, to the fullest extent they may effectively do so under applicable law, the Settling Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim or objection that they are not subject to the jurisdiction of such court, or that such court is, in any way, an improper venue or an inconvenient forum.

40. In the event that Visa does not fulfill any of its obligations under the Settlement Agreement, Plaintiffs’ Co-Lead Counsel, may seek from the Court any and all relief they believe appropriate.

41. In the event that Visa does not fulfill its obligations relating to payments to the Settlement Fund Account as specified in paragraph 3, both Plaintiffs’ Co-Lead Counsel or any purchaser, assignee, or entity involved with securitization or financing of the Settlement Fund as provided for in paragraph 3(e), may seek from the Court any and all relief they believe appropriate.

42. Visa’s obligations under paragraphs 4 through 7, and 9 above, are subject to modification by the Court, upon the motion of either Visa or Plaintiffs, pursuant to the processes and standards for modification of consent decrees.

Reservation of Rights and Privileges

43. Nothing in this Settlement Agreement is intended to waive the Settling Parties’ right to assert that any information or material is protected from discovery by reason of any individual or joint defense privilege or work product protection or other privilege, protection or immunity, or is intended to waive the Settling Parties’ right to contest any such claim of privilege, protection or immunity.

Tax Treatment

44. The Settling Parties agree to treat the Settlement Fund Account as being at all times a qualified settlement fund within the meaning of Treasury Regulation § 1.468B-1 and Section 468B of the Internal Revenue Code, as amended, for the taxable years of the Settlement Fund Account, beginning with the date it is created. In addition, the fund “administrator,” as defined below, and, as required, Visa, shall jointly and timely make such elections as are necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. § 1.468B-1(j)(2)) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of Plaintiffs’ Co-Lead Counsel to timely and properly prepare, and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

45. For purposes of Section 468B of the Internal Revenue Code, as amended, and the regulations promulgated thereunder, the fund administrator shall be Plaintiffs’ Co-Lead Counsel, or any person or entity that Plaintiffs’ Co-Lead Counsel may designate. Plaintiffs’ Co-Lead Counsel shall timely and properly file or cause to be filed all tax returns necessary or advisable with respect to the Settlement Fund Account, and make or cause to be made all required tax payments, including deposits of estimated tax payments in accordance with Treas. Reg. § 1.468B-2(k). Such returns (as well as the election described in paragraph 44 hereof) shall be consistent with this paragraph and reflect that all taxes (including any interest or penalties) on the income earned by the Settlement Fund Account shall be paid out of the Settlement Fund Account. Visa further agrees to file and furnish all statements and take all actions required of a transferor by section 1.468B-3(e) of the Treasury Regulations. All expenses and costs incurred in connection with the operation and implementation of this paragraph (including without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) (“Tax Expenses”), shall be paid out of the Gross Settlement Fund or the Settlement Fund Account.

46. All (i) taxes (including any interest or penalties) arising with respect to the income earned by the Gross Settlement Fund, including any taxes or tax detriments that may be imposed upon Visa with respect to any income earned by the Gross Settlement Fund for any period during which the Gross Settlement Fund does not qualify as a qualified settlement fund for Federal or state income tax purposes (“Taxes”); and (ii) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this paragraph) (“Tax

Expenses”), shall be paid out of the Gross Settlement Fund or the Settlement Fund Account; in all events the Released Parties shall have no liability for Taxes or the Tax Expenses. Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid out of the Gross Settlement Fund or the Settlement Fund Account without prior order from the Court. The fund administrator shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Class members any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B-2(l)(2)). The Released Parties are not responsible and shall have no liability therefor. The Settling Parties agree to cooperate with the fund administrator, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.

47. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws, or as required by any party to facilitate compliance with such laws.

Execution in Counterparts

48. This Settlement Agreement may be executed in counterparts, including signature transmitted by facsimile. Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.

Provision of Notice to Counsel

49. All notices or materials that must be provided under this Agreement shall be sent by (i) hand delivery, (ii) registered or certified mail, return receipt requested, postage pre-paid, or (iii) Federal Express or similar overnight courier, and directed as follows:

a.	If to Plaintiffs’ Co-Lead Counsel, then to:

Constantine & Partners, P.C.

Lloyd Constantine

477 Madison Avenue

New York, NY 10022

and

Hagens Berman LLP

George Sampson

1301 Fifth Avenue, Suite 2900

Seattle, Washington 98101

b.	If to Visa’s Counsel, then to:

Heller Ehrman White & McAuliffe, LLP

Stephen V. Bomse

333 Bush Street

San Francisco, CA 94104

or such other address or person as Plaintiffs’ Co-Lead Counsel or Visa may designate by giving notice to the Settling Parties in the manner described in this paragraph.

IN WITNESS WHEREOF, the signatories have read and understood this Settlement Agreement, have executed it, represent that the undersigned are authorized to execute this Settlement Agreement on behalf of the represented parties, have agreed to be bound by its terms, and have entered into this Settlement Agreement as of June 4, 2003.

CONSTANTINE & PARTNERS, P.C.		HELLER EHRMAN WHITE & McAULIFFE, LLP

By:	/s/ Lloyd Constantine

		By:	/s/ Stephen V. Bomse
Lloyd Constantine (LC-8465)
Robert L. Begleiter (RB-7052)		Stephen V. Bomse
Matthew L. Cantor (MC-8183)		Brian P. Brosnahan
Stacey Anne Mahoney (SM-5425)		333 Bush Street
Amy N. Roth (AR-4534)		San Francisco, CA 94104
Gordon Schnell (GS-2567)		(212) 772-6000 (telephone)
Jonathan D. Shaman (JS-8481)		(212) 772-6268 (facsimile)
Mitchell C. Shapiro (MS-1019)
Jeffrey I. Shinder (JS-5719)		Counsel for Visa USA Inc.
Michael Spyropoulos (MS-9873)
477 Madison Avenue, 11th Floor
New York, New York 10022
(212) 350-2700 (telephone)
(212) 350-2701 (facsimile)

Counsel for Wal-Mart, Limited Brands, Sears, Safeway, Circuit City, National Retail Federation, Food Marketing Institute, and International Mass Retail Association, and Lead Counsel for the Certified Class

HAGENS BERMAN LLP

By:	/s/ George Sampson

George W. Sampson (GS-8973) 1301 Fifth Avenue, Suite 2900 Seattle, Washington 98101 (206) 623-7292 (telephone) (206) 623-0594 (facsimile)

Counsel for Bernie’s Army-Navy Store and Co-Lead Counsel for the Certified Class

In re Visa Check/MasterMoney Antitrust Litigation:

IMPORTANT LEGAL NOTICE TO ALL CLASS MEMBERS

FORWARD TO CORPORATE HEADQUARTERS/LEGAL COUNSEL

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

:
IN RE:	:
:
VISA CHECK/MASTERMONEY	:
ANTITRUST LITIGATION	:	MASTER FILE NO.
	:	CV-96-5238
:
This Document Relates To:	:
:
ALL ACTIONS	:	(Gleeson, J.) (Mann, M. J.)
:

NOTICE OF SETTLEMENT OF CLASS ACTION

TO:	ALL PERSONS AND BUSINESS ENTITIES IN THE UNITED STATES WHO, AT ANY TIME FROM OCTOBER 25, 1992 TO JUNE 21, 2003, HAVE ACCEPTED VISA AND/OR MASTERCARD CREDIT CARDS FOR PAYMENT AND HAVE THEREFORE BEEN REQUIRED TO ACCEPT VISA AND/OR MASTERCARD-BRANDED DEBIT CARDS (ALSO KNOWN AS VISA CHECK, MASTERMONEY OR MASTERDEBIT CARDS) FOR PAYMENT (“THE CLASS”).

THIS NOTICE MAY AFFECT YOUR RIGHTS

PLEASE READ IT CAREFULLY

1. This Notice of Settlement of Class Action (“Settlement Notice”) is directed to you because your rights may be affected by the settlement of the class action pending in the United States District Court for the Eastern District of New York styled In re Visa Check/MasterMoney Antitrust Litigation, No. CV-96-5238 (the “Action”).

HISTORY OF THE ACTION

2. The Action began in October 1996 with the filing of lawsuits by certain retailers and retail trade associations (collectively, the “Named Plaintiffs”) against Visa U.S.A. Inc.

(“Visa”) and MasterCard International Incorporated (“MasterCard”) (collectively, “the Defendants”). In December 1996, those lawsuits were consolidated (the “Consolidated Action”), and the Court appointed the New York, New York based law firm of Constantine & Partners to serve as Lead Counsel, and the Seattle, Washington based law firm of Hagens Berman LLP to serve as Co-Lead Counsel, for the putative class of plaintiffs. (You may view a copy of Pretrial Order Number 1 and additional documents, materials and information about the case by visiting the case website at www.InReVisaCheck-MasterMoneyAntitrustLitigation.com (the “Website”).) The Named Plaintiffs in the Action who represent the Class certified by the Court, are: Wal-Mart Stores, Inc.; The Limited, Inc.; Sears Roebuck and Co.; Circuit City Stores, Inc.; Safeway, Inc.; Auto-Lab of Farmington Hills; Bernie’s Army Navy Store; Burlington Coat Factory Warehouse Corporation; The Coffee Stop, Inc., d/b/a Torrero Coffee & Tea Company; Computer Supplies Unlimited; Denture Specialists, Inc.; Payless ShoeSource, Inc.; Shoes Etc., Inc., d/b/a Arnold’s Shoes; Scrub Shop, Inc.; Sportstop, Inc.; UCC Kwik Doc, Inc., f/k/a UCC Express, Inc.; and Geneva White, D.M.D., P.A. The first (or lead) case was filed by a group of merchants represented by Constantine & Partners that included Wal-Mart, The Limited, Sears, Circuit City and Safeway; the lead case and the Consolidated Action have sometimes been referred to as the “Wal-Mart case” or the “Wal-Mart action.” Three merchant trade associations, National Retail Federation, International Mass Retail Association, and Food Marketing Institute, are also Named Plaintiffs in the lead case (and the Consolidated Action).

3. The allegations against Visa and MasterCard are set forth in the Second Amended Consolidated Class Action Complaint filed with the Court on May 26, 1999, a copy of which may be viewed on the Website. In the Action, plaintiffs claimed, among other things, that Visa and MasterCard, individually, and in conspiracy with each other and with their member banks,

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have violated the federal antitrust laws by forcing merchants who accept Visa and/or MasterCard-branded credit cards for payment also to accept Visa and/or MasterCard-branded debit cards for payment, and by conspiring and attempting to monopolize a market for general purpose point of sale debit cards. Plaintiffs claimed that defendants’ actions have caused merchants to pay excessive fees on Visa and MasterCard signature debit and credit transactions and on on-line PIN debit transactions, and have injured competition, merchants and consumers. Plaintiffs sought: (1) an injunction prohibiting the Defendants from engaging in the alleged violations of the federal antitrust laws (including the elimination of the alleged forced acceptance of the Visa and/or MasterCard-branded debit card transactions for payment by merchants who accept Visa and/or MasterCard-branded credit cards for payment), and (2) the recovery of damages for the alleged excess portion of fees paid, as well as costs and attorneys’ fees.

4. Defendants denied Plaintiffs’ allegations, and have denied that Defendants in any way violated the antitrust laws. Defendants asserted defenses to Plaintiffs’ claims, including that Defendants’ challenged actions were lawful, justified, the result of independent business competition, and that those actions have benefited competition, merchants and consumers. Defendants also asserted that Plaintiffs have not suffered economic harm from the challenged conduct but, in fact, have benefited. (Copies of defendants’ Answers may be viewed on the Website.) Counsel for MasterCard are located in the New York and Washington, D.C. offices of Clifford Chance US and the New York office of Simpson Thacher and Bartlett. Counsel for Visa are located in the San Francisco and New York offices of Heller Ehrman White & McAuliffe LLP and the New York office of Arnold & Porter.

5. The Named Plaintiffs and defendants engaged in pre-trial discovery that lasted for over three and-a-half years. Pre-trial discovery consisted of the production and review of more than five million pages of documents and approximately 400 depositions of party and non-party representatives that took over 500 days. Fact discovery concluded on March 15, 2000.

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6. The Named Plaintiffs submitted reports from five experts in total, including the reports of their liability and damages expert, Dr. Franklin M. Fisher of MIT, who previously served as the expert for IBM in its multi-decade defense of an antitrust prosecution by the United States government and as the expert for the government in its antitrust prosecution of Microsoft. Defendants submitted reports from fourteen expert witnesses. Expert discovery was completed on May 26, 2000, except for the further depositions of experts that filed supplemental reports in October 2002, which were completed by October 31, 2002.

7. In the summer of 2000, defendants and the Named Plaintiffs each filed motions asking the Court to enter summary judgment in their respective favors without a trial, and opposed each others’ motions. The Court elected not to rule on the summary judgment motions until after class certification proceedings had been completed. The Court permitted the parties to supplement their expert witness reports and summary judgment filings in the Fall of 2002 (thus completing four rounds of briefings and four rounds of expert reports), and conducted an extensive oral argument hearing on the summary judgment motions on January 10, 2003. On April 1, 2003, 27 days before the scheduled start of the trial, the Court denied defendants’ motions in their entirety, and granted plaintiffs’ summary judgment motion as to certain elements of plaintiffs’ claims for relief. The Court denied plaintiffs’ motion for summary judgment as to certain of defendants’ defenses. (A copy of the Court’s 4/1/03 Summary Judgment Order may be viewed on the Website.) As described more fully below in paragraphs 12-14, on April 30, 2003 plaintiffs entered into separate memoranda of understanding with each defendant that set forth the basic terms of the settlement of this lawsuit, and on June 4, 2003 plaintiffs entered into separate settlement agreements with Visa and MasterCard, which collectively are referred to as the “Settlements” or the “Settlement Agreements.”

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THE CLASS CERTIFICATION RULING AND NOTICE OF PENDENCY TO THE CLASS

8. On February 22, 2000, the Court entered an order certifying the Consolidated Action as a class action on behalf of “all persons and business entities who have accepted Visa and/or MasterCard credit cards and therefore have been required to accept Visa Check and/or MasterMoney debit cards” at any time from October 25, 1992 to the present. The Court further ordered that the Class does not include the named Defendants, their directors, officers or members of their families. Defendants appealed the Court’s Class Certification Order, which was affirmed by the United States Court of Appeals for the Second Circuit in late 2001; the United States Supreme Court rejected defendants’ petition to review the class certification order in 2002. (Copies of the orders of the District Court (2/22/00), the Circuit Court (10/17/01), and the Supreme Court (6/10/02) all may be viewed on the Website.)

9. From September 9 through October 14, 2002, members of the Class were given notice of the pendency of the class action in an extensive notice campaign, consisting of web postings, newswire press releases, nationwide publication of summary notice and the direct first class mailing of a document entitled Notice of Pendency to over 7.7 million addresses of class members that were provided to the Administrator by Visa, MasterCard and the 80 largest acquirers and processors of Visa and MasterCard transactions. The December 15, 2002 Status Report Concerning Notice to the Class, which attaches copies of the Notice of Pendency and the Summary Notice, may be viewed on the Website. The Court ruled that the notice plan, which provided class members the opportunity to exclude themselves from the Class if they filed such requests by November 14, 2002, comported with the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure. (The 6/21/02 Consent Order/Notice of Pendency Order may be viewed on the Website.)

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10. The Notice of Pendency provided in pertinent part that “by remaining a Class member, you will be bound by the terms of any judgment in the Action, whether favorable or unfavorable to Plaintiffs. You also agree that any claims against Defendants arising out of the Defendants’ conduct at issue in the Action will be determined in the Action and cannot be pursued in any other action. If there is a recovery, you may be entitled to share in the proceeds, less such Plaintiffs’ costs, expenses, and attorneys’ fees as the Court may allow out of any such recovery…”

11. This Settlement Notice has been sent to you in the belief that you may be a member of the Class whose rights may be affected by the Settlements. It should not be understood as an expression of any opinion by the Court concerning the merits of the Settlements. This Settlement Notice is intended merely to advise you of the Settlements and of your rights with respect to them, including the right to file an objection by September 5, 2003 and to appear at a hearing to determine the fairness of the Settlements scheduled for September 25, 2003.

THE SETTLEMENTS

12. The Consolidated Action was scheduled to be tried before a jury between April 28, 2003 and August 1, 2003. After an exhaustive mediation, which continued night and day for a full week, throughout the weekend prior to the start of trial, on Monday, April 28, 2003, prior to final jury selection, plaintiffs and MasterCard had negotiated the basic terms of a settlement, and the Court announced that the case against MasterCard had settled. On April 28, 2003, the Court supervised the selection of the jury that would hear the case between plaintiffs and defendant Visa, and the Court then postponed the start of that trial until April 30, 2003. On the

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morning of April 30, 2003, the Court announced a final postponement of the commencement of the trial for two additional days, until May 2, 2003, to provide the parties additional time to complete a settlement. A Memorandum of Understanding, executed by defendant MasterCard and the plaintiffs’ Lead Counsel and Co-lead Counsel, outlining the parameters of the MasterCard Settlement, was signed on April 30, 2003. That night, defendant Visa and the plaintiffs’ Lead-Counsel and Co-lead Counsel signed a separate Memorandum of Understanding, also dated April 30, 2003, which incorporated the equitable terms of the MasterCard MOU, plus one significant additional term of relief, and in view of Visa’s larger transaction volume, twice the monetary recovery.

13. Lead-Counsel and Co-lead Counsel for the plaintiffs then engaged in separate negotiations with Visa and MasterCard, which resulted in the execution of two separate settlement agreements on June 4, 2003. The Visa Settlement Agreement and the MasterCard Settlement Agreement (collectively, the “Settlement Agreements”) may be viewed on the Website.

14. The Settlement Agreements specify the following relief for the members of the certified class:

A. The creation of two settlement funds, totaling $3.05 billion, from which class member claims for damages can be satisfied (after the payment of Class Counsel’s fees, costs and expenses, including the costs of notice and administration of the settlement funds, to be awarded by the Court). MasterCard will deposit $1.025 billion over a ten-year period in the MasterCard Settlement Fund and Visa will deposit $2.025 billion in the Visa Settlement Fund over the same ten-year period.

B. The unbundling of Visa and MasterCard debit card services to merchants from Visa and MasterCard credit card services to merchants, effective January 1, 2004. Because of this unbundling, merchants will have the right to decide whether or not to accept the Visa and/or MasterCard debit products in a competitive environment, and not be required to accept the Visa and MasterCard signature debit transactions as a condition of accepting the Visa and MasterCard credit cards. Plaintiffs believe that, because of this competition, and merchants’ right to

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decline Visa and MasterCard signature debit acceptance, Visa and MasterCard will maintain their lower interim rates or may even lower their rates further after January 1, 2004 to merchants for acceptance of their debit products, and that this could result in savings to class members that have not been determined but which could be worth tens of billions of dollars or more. Visa and MasterCard financial institutions – i.e., the banks that receive the interchange fees at issue for the Visa and MasterCard debit transactions performed by their cardholders – have already begun to report an anticipated reduction in earnings/revenues that will result from the Settlements.

C. The creation and placement of clear, conspicuous and uniform visual designations on Visa and MasterCard debit cards (or debit devices). In this way, merchants will be able to visually identify Visa and MasterCard debit cards/devices at the point of sale. Visa and MasterCard are also required to identify their debit cards/devices so merchants can identify them with electronic equipment.

D. Merchants shall also have the right to encourage or steer customers from Visa and MasterCard debit transactions to other forms of payment.

E. The barring of Visa for two years from entering into agreements with financial institutions that prohibit financial institutions from issuing debit cards from competing PIN debit networks.

F. The establishment of unique interim interchange rates for Visa and MasterCard debit transactions for the period from August 1, 2003 through December 31, 2003. These rates will be significantly lower than the rates currently being charged for Visa and MasterCard debit transactions (for MasterCard at least 1/3 lower aggregate effective rate, for Visa at least 48 basis points lower for nonsupermarkets and at least 14 cents lower per transaction for supermarkets). Plaintiffs believe that this could result in savings to class members that have not been determined but which could be worth more than $1 billion.

G. The Court’s continuing jurisdiction over Visa, MasterCard and this case to ensure compliance with the Settlement Agreements.

DISTRIBUTION OF SETTLEMENT FUNDS

15. If the Settlement Agreements are approved by the Court and become effective, the Settlement Funds (less taxes on the escrow fund interest, Court approved attorneys’ fees, costs and other expenses, including without limitation costs of Notice and Claims Administration), will be distributed to members of the Class pursuant to a Court approved plan of allocation and

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distribution. By August 18, 2003, Class Counsel will file a detailed plan of allocation, which may include a series of payments to be made over ten years or may include two or more sets of payments to be made over a shorter period of time to be determined by the Court. While the plan of allocation and distribution has not yet been finalized, plaintiffs will ask the Court to approve a distribution pro rata (based on a calculation of the participating Class members’ approximate amount of overcharges paid, as claimed by plaintiffs) to participating Class members. It has not yet determined whether participating Class members will need to provide documentation. Beginning on August 18, 2003, you may visit the Website for details concerning the plan for allocation and distribution.

16. In the event the Settlement Agreements are approved, a subsequent notice will advise you of how to participate in the Settlement Funds. (It is your responsibility to advise the Administrator of any change of address subsequent to your receiving this notice.) In order to establish a right to share in the Settlement Funds, Class members may be required to provide information concerning their gross United States domestic sales, their sales made with Visa and MasterCard debit cards and/or their sales made with Visa and MasterCard credit cards and debit cards, dating back to October 25, 1992 (and/or such other information necessary to properly determine and distribute class members’ shares). You should save any and all of your records which contain such information. Whether or not such records will be required under the plaintiffs’ proposed plan of allocation should be determined by the time of the filing of the plan of allocation and distribution on August 18, 2003, and should be disclosed at that time on the Website.

17. Also on August 18, 2003, Class Counsel will file a petition for payment of attorneys’ fees, costs and expenses, and may, from time to time thereafter, petition the Court for

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reimbursement of fees, costs and expenses from the Settlement Funds, including fees incurred by Class Counsel and the Administrator while providing Notice to the class and while administering the Settlement Funds (including the plan of allocation and distribution). Plaintiffs will NOT be applying to the Court for an incentive award for the Named Plaintiffs, despite the fact that these companies dedicated thousands of hours of the time of their executive and in-house counsel time prosecuting this case and subjecting their executives to depositions. Plaintiffs will petition for reimbursement of out of pocket costs and expenses incurred and paid by the Named Plaintiffs in connection with their prosecution of this action on behalf of the Class. Beginning on August 18, 2003, you may visit the Website for details concerning Class Counsel’s petition for payment of attorneys’ fees, costs and expenses.

RELEASE PROVISIONS

18. If the Settlement Agreements are approved and become effective, you and all Class Members will be bound by the terms of the Settlement Agreements, and upon their becoming effective, you will be releasing Visa, MasterCard and other entities from certain claims as set forth below, including claims relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Second Amended Consolidated Class Action Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation, as follows:

Visa, MasterCard and their past, present or future officers, directors, stockholders, member financial institutions, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns (the “Released Parties”) shall be released and forever discharged from all manner of claims, demands, actions, suits, causes of action against the Released Parties, whether class, individual, or otherwise in nature, damages whenever incurred, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, in law or equity, that any Plaintiff or Class Members who have not timely excluded themselves from the Class Action (including any of their past, present or future officers, directors,

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stockholders, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns), whether or not they object to the Settlement and whether or not they make a claim upon or participate in the Settlement Fund, whether directly, representatively, derivatively or in any other capacity, ever had, now has or hereafter can, shall or may have, relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Second Amended Consolidated Class Action Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation which arise under or relate to any federal or state antitrust, unfair competition, unfair practices, or other law or regulation, or common law, including, without limitation, the Sherman Act, 15 U.S.C § 1 et seq. (the “Released Claims”). Each Class Member hereby covenants and agrees that it shall not, hereafter, seek to establish liability against any of the Released Parties based, in whole or in part, upon any of the Released Claims.

19. In the event that any provision of this Settlement Agreement is asserted as a defense or is otherwise raised as an objection to any claim or cause of action asserted in any case involving Visa or MasterCard, the District Court for the Eastern District of New York shall have exclusive jurisdiction to determine any issues relating to the assertion of that defense or objection, and any such case shall be stayed until the United States District Court for the Eastern District of New York has entered an order or judgment determining such issues.

ELECTION BY CLASS MEMBERS TO PARTICIPATE IN, OR TO OBJECT TO, THE CLASS ACTION SETTLEMENTS AND TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING

20. You are a member of the Class if you are not one of the Defendants or their directors, officers or members of their families, and if you or your business has accepted Visa and/or MasterCard credit cards for payment at any time from October 25, 1992 to June 21, 2003, and if you did not timely file a request for exclusion. If you began accepting Visa or MasterCard branded credit cards and/or debit cards after June 21, 2002, please see paragraphs 26-32 below, which allow you to opt out of this lawsuit. If you are a Class member, you will be bound by the final Settlements of this litigation.

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21. If you are a member of the Class and you want to participate in the Settlements, you are not required to do anything at this time, although it is advisable for members of the Class who did not receive direct notice addressed to them by first class mail to register with the Administrator by writing to the Administrator at Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, in an envelope clearly marked “In Re Visa Check/MasterMoney Antitrust Litigation: Absent Class Member Inquiry.”

22. Pursuant to an Order of the Court, a hearing will be held at 9:30 a.m. on September 25, 2003 at the Federal Courthouse, 225 Cadman Plaza East, Brooklyn, New York, for the purpose of determining whether the Settlements with Visa and MasterCard are fair, reasonable and adequate. The time and date of the hearing may be continued from time to time without further notice.

23. Members of the Class that do not wish to object to the Settlements need not appear at the hearing nor do anything else at this time. Any member of the Class that has not timely requested exclusion from the Class may submit a written objection to the Settlements and/or appear at the hearing in person or by duly authorized attorneys and show cause why the Settlements should not be approved as fair, reasonable and adequate. However, no Class member shall be heard in opposition to the Settlements, and no paper or brief submitted by any class member shall be received or considered by the Court unless, on or before September 5, 2003, the Class member files a notice of intention to appear and a statement of the position to be asserted and the grounds therefor, together with copies of any supporting papers or briefs with the Clerk, United States District Court for the Eastern District of New York, Federal Courthouse, 225 Cadman Plaza East, Brooklyn, New York. Copies of any such objection, supporting papers or brief shall also be sent by first class mail, postage prepaid, postmarked no later than

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September 5, 2003, in separate envelopes clearly marked as “Objection by Absent Class Member: In Re Visa Check/MasterMoney Antitrust Litigation,” addressed to the following: Constantine & Partners, PC, 477 Madison Avenue, New York, New York 10022, The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, and Heller Ehrman White & McAuliffe, LLP, 333 Bush Street, San Francisco, CA, 94104. Your objection should provide the name, address and telephone number of the person or business entity that wishes to raise the objection, contain your printed name and title (if on behalf of a business entity), verify that the objection is being raised by a Class Member, and be signed by you. In order for your objections to be effective and to be considered by the Court, they must be postmarked on or before September 5, 2003.

24. In determining whether you want to object to the Settlements by September 5, 2003 and appear at the fairness hearing on September 25, 2003, you may want to consult your own attorney. As noted above, you may enter an appearance through your own counsel at your own expense. As a member of the Class, you will not be personally responsible for any attorneys’ fees or costs of litigation unless you retain your own counsel, in which case you may be responsible for his or her fees.

25. Except as provided herein, no persons shall be entitled to contest the terms and conditions of the Settlements, and persons who fail to object as provided herein shall be deemed to have waived and shall be foreclosed forever from raising any such objections.

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ELECTION BY CLASS MEMBERS – WHO BEGAN TO ACCEPT VISA AND/OR MASTERCARD CREDIT CARDS AND/OR DEBIT CARDS FOR PAYMENT AFTER JUNE 21, 2002 (“NEW MERCHANTS”) – TO PARTICIPATE IN, OR TO BE EXCLUDED FROM, THE CLASS

26. If you or your company is a Class member who became a Class member after June 21, 2002 (i.e., you or your company first began accepting Visa and/or MasterCard credit cards or debit cards for payment after June 21, 2002) (“New Merchants”), you have a choice of whether to remain a member of the Class. Your choice will have consequences that you should understand before making your decision. In determining whether you want to remain in or be excluded from the Class, you may want to consult your own attorney. Please note that the right to be excluded from the Class only applies to New Merchants. Class Members who were members of the Class as of June 21, 2002 were provided opt-out rights through a Notice of Pendency (either by first class mail or by publication of Summary Notice) between September 9 and October 14, 2002, and had the right to be excluded from the Class by making a written request for exclusion by November 14, 2002.

27. If you are a New Merchant and want to remain a member of the Class, you are not required to do anything at this time. By remaining a Class member, you will be bound by the Settlements, and by the release of claims described in paragraph 18 above. You may be entitled to share in the Settlement Fund proceeds, less such costs, expenses, and attorneys’ fees (including the costs of notice and claims administration) as the Court may allow out of any such recovery.

28. If you remain a member of the Class: The Class Representatives, Lead Counsel and Co-Lead Counsel will represent your interests in resolving the Action against Defendants. You will not be personally responsible for Plaintiffs’ attorneys’ fees or costs, except to the extent

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that the Court may award such fees, costs and expenses to the attorneys which would be paid out of the Settlement Funds or other recovery in this Action, if any. If you desire, you also may appear by your own attorney at your own expense. You also may seek to intervene. You will have the right to participate in the Settlements (or in the event the Settlement Agreements do not become effective, any recovery that may be obtained from Visa or MasterCard on behalf of the Class). If the Settlements do not become effective, and the Named Plaintiffs proceed with the Consolidated Action on behalf of the Class, and no recovery is ultimately obtained, you may be bound by that result. As detailed above, you may be required as a condition of participating in any recovery to present evidence concerning your acceptance of MasterCard and Visa credit and debit transactions. You should, therefore, preserve all records concerning these transactions. Your decision to remain a member of the Class or to opt-out of the Class will be binding, regardless of whether the Settlement Agreements are approved or disapproved by the Court.

29. You should give notice of any corrections or changes in your address, in writing, in an envelope addressed to the Administrator appointed by the Court, at The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation, that bears the notation “Address Change; In Re: Visa Check/MasterMoney Antitrust Litigation.”

30. If you are a New Merchant and do not want to remain a member of the Class, you may choose to be excluded from the Class. By electing to be excluded from the Class:

A. You will not share in the Settlement Funds (or in the event the Settlements are not approved by the Court, in any monetary recovery that Visa or MasterCard might pay as a result of a judgment or settlement in Plaintiffs’ favor).

B. You will have the right, at your own expense, to pursue any individual claim that you may have against Visa and/or MasterCard by filing your own lawsuit or by seeking to intervene in the Action.

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31. If you want to be excluded from the Class, you must make a written request for exclusion bearing the title “Request for Exclusion from Class: In Re Visa Check/MasterMoney Antitrust Litigation,” and send it by first class mail, postage pre-paid, to The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation. Your request should provide the name, address and telephone number of the person(s) or business entity(/ies) that wish(es) to be excluded from the class, contain your printed name and title (if on behalf of a business entity), and be signed by you. In order for your request to be effective, it must be postmarked on or before September 5, 2003.

32. New Merchants who choose not to exclude themselves from the Class may object to the Settlements and participate in the fairness hearing, as detailed in paragraphs 20-25, above.

ADDITIONAL INFORMATION

33. All references in this Settlement Notice to pleadings, allegations, claims, defenses and Court orders are summaries. Complete copies of the pleadings, orders and other publicly filed documents in the Action may be examined and copied at any time during regular office hours at the office of the Clerk of the Court, United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, New York, under the file No. CV-96-5238. You also may access the documents referenced in this notice, along with additional information about the case, the settlements and the settlement approval process by visiting the Website at www.InReVisaCheck-MasterMoneyAntitrustLitigation.com.

34. Any questions you have concerning the matters raised in this Notice, or any corrections or changes of name or address, should not be directed to the Court but should be directed in writing to The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation. You may also receive additional information by calling 1 (888) 641-4437.

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35. Lead Counsel for Plaintiffs is Constantine & Partners, 477 Madison Avenue, New York, New York 10022; Co-lead Counsel for Plaintiffs is Hagens Berman LLP, 1301 Fifth Avenue, Seattle, Washington, 98101. Any requests for additional information about the case can be submitted to lead counsel or co-lead counsel in writing at either address listed above, in an envelope that bears the legend “Inquiry by Absent Class Member: In Re Visa Check/MasterMoney Antitrust Litigation”, or by calling 212-350-2799. You may, of course, seek the advice and guidance of your own attorney if you desire.

EXCEPT AS SET FORTH IN THIS NOTICE,

PLEASE DO NOT CONTACT THE COURT

Dated: June , 2003
Hon. John Gleeson United States District Judge

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Legal Notice of Class Action Settlement

IF YOU OR YOUR COMPANY HAVE ACCEPTED MASTERCARD AND/OR VISA

CARDS FOR PAYMENT AT ANY TIME FROM OCTOBER 25, 1992 THROUGH JUNE 21, 2003,

YOU MAY BE ELIGIBLE TO RECEIVE BENEFITS.

Your rights may be affected. Please read this Court-ordered Class Action Notice.

If you or your company have accepted MasterCard or Visa-branded credit cards or debit cards as payment for goods or services at any time from October 25, 1992 to June 21, 2003, you or your company may be affected by the settlement of a class action lawsuit pending in the United States District Court for the Eastern District of New York styled In re Visa Check/MasterMoney Antitrust Litigation (a/k/a Wal-Mart Stores, Inc. et al. v. Visa U.S.A. Inc. and MasterCard International, Inc.), No. CV-96-5238. Defendants Visa and MasterCard have entered into separate settlement agreements by which they would, among other things, allow merchants to accept the Visa or MasterCard branded credit cards without accepting their debit cards (and vice versa), reduce the prices charged to merchants for off-line signature debit transactions for a period of time, and pay over ten years into a Settlement Fund amounts totaling $3.05 billion (before payment of attorneys’ fees, costs and expenses to be awarded by the Court).

If you are a member of this Class, you may be entitled to benefits if the settlement is approved, and you are encouraged to seek additional information about the settlement of the case, the nature of the claims, your right to object to the settlement and to participate in a fairness hearing, and your right to opt-out of the settlement if you are a New Merchant (i.e., if you first began accepting Visa and/or MasterCard cards for payment after June 21, 2002).

PLEASE NOTE THE FOLLOWING IMPORTANT DATES:

Filing of Plan of Allocation/Distribution of Settlement Proceeds: August 18, 2003

Filing of Class Counsel Application for Fees, Costs and Expenses: August 18, 2003

Deadline for All Class Members to Object/New Merchants to Opt-out: September 5, 2003

Fairness Hearing: September 25, 2003

FOR DETAILED INFORMATION

AND TO OBTAIN A COPY OF THE COMPLETE NOTICE, VISIT THE WEBSITE AT

www.InReVisaCheck-MasterMoneyAntitrustLitigation.com

OR CONTACT THE CLAIMS ADMINISTRATOR

The Garden City Group, Inc.

P.O. Box 9000-6014

Merrick, NY 11566-9000

Attn: In Re Visa Check/MasterMoney Antitrust Litigation

Toll-free: 1 (888) 641-4437

OR CONTACT LEAD COUNSEL FOR THE PLAINTIFFS,

Constantine & Partners, 212-350-2799, www.cpny.com

EXCEPT AS INSTRUCTED IN THE NOTICE, PLEASE DO NOT CONTACT THE COURT.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

:
IN RE:	:
:
VISA CHECK/MASTERMONEY	:
ANTITRUST LITIGATION	:	MASTER FILE NO.
	:	CV-96-5238
:
This Document Relates To:	:
:
ALL ACTIONS	:	(Gleeson, J.) (Mann, M. J.)
:

STIPULATION AND ORDER FOR PROVIDING NOTICE OF SETTLEMENT

OF CLASS ACTION TO MEMBERS OF THE CERTIFIED CLASS

By order dated February 22, 2000 (the “Class Certification Order”), this Court certified a class, pursuant to Fed. R. Civ. P. 23(b)(2) and 23(b)(3), “of all persons and business entities who have accepted Visa and/or MasterCard credit cards and therefore have been required to accept Visa Check and/or MasterMoney debit cards under the challenged tying arrangements during the fullest period permitted by the applicable statute of limitations. The Class does not include the named Defendants, their directors, officers or members of their families.” Class Certification Order at 44 (footnote omitted). By decision dated October 17, 2001, the United States Court of Appeals for the Second Circuit affirmed the Class Certification Order, and on June 10, 2002, the United States Supreme Court denied defendant Visa USA Inc.’s and defendant MasterCard International Incorporated’s petition for a writ of certiorari of the Second Circuit’s decision affirming the Court’s Order certifying this lawsuit as a class action.

By Order dated June 21, 2002, this Court directed that Notice of Pendency of the class action be given to the members of the class (“Consent Order” or “Notice of Pendency Order”). The Notice of Pendency Order approved a Notice Plan that satisfied the requirements of Rule 23 and due process by providing Notice of Pendency to the members of the class through direct mail of almost 7.7 million notices, publication of summary notice in a series of national and trade publications and through PR newswire releases, between September 9 and October 14, 2002, and the maintenance of a dedicated website and a toll free hotline since September 9, 2002. Members of the Class were given until November 14, 2002 to exercise their rights to exclude themselves from the Class. Plaintiffs and the Court appointed administrator provided Notice of Pendency to the class members in compliance with the Notice Plan.

By Order dated April 1, 2003, the Court denied in their entirety Visa’s and MasterCard’s motions for summary judgment, and granted in part and denied in part Plaintiffs’ motion for summary judgment. By Order dated April 1, 2003, the Court denied MasterCard’s motion for severance or a separate trial.

On April 30, 2003, Plaintiffs entered into separate memoranda of understanding with defendant Visa and defendant MasterCard in which they settled this lawsuit. Each defendant subsequently signed a separate settlement agreement with the Plaintiffs as of June 4, 2003 (collectively, the “Settlements”). The Court has granted Preliminary Approval of the Settlements.

The applicable class period in this case is from October 25, 1992 through the date of the first publication of the Summary Notice of Settlement, expected to be June 21, 2003 (the “class period”).

The Court, having considered the parties’ submissions with respect to the proper means for providing Notice of Settlement to members of the certified class, hereby makes the following findings, and orders that notice be provided to class members as set forth below.

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FINDINGS

A. In order to provide notice of this action to the members of the certified class, the Court finds that a notice plan consisting of individual notice to absent class members whose contact information has been ascertained in the manner specified below (see ¶¶ F, 2-3, infra), together with supplemental publication notice in the manner specified below (see ¶¶ 5-6, infra), constitutes the best means practicable of providing notice, and satisfies the requirements of Fed. R. Civ. P. 23 and due process.

B. Defendants MasterCard International Incorporated (“MasterCard”) and Visa U.S.A. Inc. (“Visa”) are each membership corporations comprised of member financial institutions. Some of those members are “Acquirers” who are licensed by either MasterCard or Visa or both to sign up merchants to accept MasterCard and Visa payment cards and to handle the processing of payments made with those cards.

C. MasterCard and Visa each have thousands of Acquirers. A subset of Acquirers (along with companies they retain, known in the industry as “Processors”) are responsible for processing the vast majority of MasterCard and Visa transactions on behalf of merchants. As relied upon in developing the Notice Plan for the provision of Notice of Pendency in the Summer of 2002, according to the February 2002 Nilson Report (at pp. 6-7, attached to the Notice of Pendency Order as Exhibit A) — acknowledged by the parties as a leading publication covering consumer payment systems relied upon by the payments industry, the accuracy of which is accepted by the parties for this purpose — in 2001: the 80 largest Acquirers and Processors handled more than 99% of all MasterCard and Visa transaction sales volume on behalf of approximately 3.6 million merchants (operating approximately 5.8 million merchant outlets) in the United States. The 80 largest Acquirers and Processors maintain contact information concerning the merchants that they have signed up to accept defendants’ credit cards and debit cards for payment.

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D. Visa and MasterCard also each maintains information concerning merchant outlets at which transactions using their respective Purchasing or Corporate Cards have been processed. Visa maintains this information on a database known as the Visa Merchant Profile Database (“VMPD”). MasterCard maintains such information on a database referred to as the “MasterCard virtual data warehouse.” Data on both the Visa VMPD and the MasterCard virtual data warehouse include (where available) merchant outlet addresses, merchant names, “doing business as” names, as well as taxpayer identification numbers.

E. For purposes of providing Notice of Pendency, the parties stipulated, and the Court concluded, that the best way to identify individual merchant class members was, therefore, through merchant contact information maintained by the 80 largest Acquirers and Processors, supplemented by any non-duplicative merchant information maintained in the Visa VMPD and the MasterCard virtual data warehouse. That merchant contact information should identify the substantial majority of current class members that can be reached through individual notice.

F. In order to provide Notice of Pendency, plaintiffs successfully subpoenaed the 80 largest Acquirers and Processors identified in Exhibit A to the Notice of Pendency Order who actually had data regarding Visa and MasterCard transactions. During June, July and August 2002, plaintiffs and the Administrator obtained and incorporated into the Class Member List (as defined below) the merchant contact information accessible from the 80 largest Acquirers’ and Processors’ then-current and existing databases. In sum, during the Summer of 2002, plaintiffs’ counsel collectively made more than 500 telephone calls, wrote over 150 letters, and spent approximately 400 hours to procure Merchant Contact Lists (as defined in the Notice of

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Pendency) from these 80 Acquirers and Processors (some of which produced data through other entities) that totaled 8,564,426 million names of merchants or other entities that had accepted Visa and MasterCard credit and off-line signature debit transactions dating back to October 1992. The last of the Merchant Contact Lists was not produced until more than 44 days after the initial request, and more than 28 days beyond the initial Court-imposed deadline (with the vast majority of the Merchant Contact Lists and records being produced more than 37 days after the initial request and more than 21 days after the deadline). Once these Merchant Contact Lists were procured, the Court-appointed Class Notice Administrator was required to combine the data into a Class Member List and to undertake reasonable efforts to eliminate duplicate entries. These efforts included eliminating the duplication between the databases separately supplied by Visa and MasterCard and then supplementing the Class Member List with any non-duplicative entries, which ultimately resulted in a Class Member List that included 7,657,888 records. Mailing the Notice of Pendency to the 7,657,888 records on the Class Member List revealed that approximately 1.17 million of these records were “bad records” that corresponded to an undeliverable address for which no forwarding information could be reasonably determined.

G. With respect to those merchants whose names and addresses appear on the Class Member List (i.e., those whose accurate contact information was obtained through reasonable efforts from the 80 largest Acquirers and Processors, and from Visa’s VMPD and MasterCard’s virtual data warehouse in 2002 and then supplemented with “New Merchants” in Visa’s VMPD and MasterCard’s virtual data warehouse as of approximately June 4, 2003, or who registered with the Administrator following the Notice of Pendency), providing individual notice by first class mail is the best notice practicable under the circumstances.

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H. Because the certified class is composed of merchants who have accepted for payment MasterCard or Visa credit card and debit card transactions dating back to October 25, 1992, some class members likely were not identified through the merchant contact information that was obtained from the 80 largest Acquirers or Processors, as supplemented by the Visa VMPD and the MasterCard virtual data warehouse, in the Summer of 2002. For example, class members who are no longer in business no longer accept MasterCard or Visa credit cards and debit cards and may no longer be included in the databases maintained by the Acquirers and Processors. In addition, there may be New Merchants that began accepting Visa and MasterCard credit card and debit card transactions after June 21, 2002, the date when the Merchant Contact Lists were first ordered for production for purposes of the Notice of Pendency, whose names do not appear in the Visa VMPD or the MasterCard virtual data warehouse. It is not reasonably practicable under the circumstances to obtain supplemental merchant contact information regarding New Merchants from the largest Acquirers and Processors in a timely or cost effective manner.

I. Accordingly, supplemental notice by publication also should be provided to the members of the certified class.

J. Plaintiffs should retain and compensate a notice and claims administrator (the “Administrator”) to maintain the Class Member List that was originally derived from the information produced by the 80 largest Acquirers and Processors, Visa’s VMPD and MasterCard’s virtual data warehouse in the Summer of 2002 (the “Merchant Contact Lists”), as well as to compile merchant information about New Merchants from Visa’s current VMPD and MasterCard’s current virtual data warehouse, mail notices to those merchant contacts, provide for supplemental notice by publication, maintain lists of any New Merchants who opt-out of the Rule 23(b)(3) class, and handle other aspects of the class notice and claims administration process.

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CLASS NOTICE PLAN

Based on the foregoing, the Court orders that the following plan for identifying and providing notice to members of the certified class complies with Rule 23 and the requirements of due process, and shall be implemented:

1. The Court hereby approves the appointment of The Garden City Group, Inc. to serve as the Administrator. The qualifications of The Garden City Group to serve as the Administrator were described in Exhibit B to the Notice of Pendency Order, and have been demonstrated by The Garden City Group’s administration of the Notice of Pendency and management of the Class Member List.

2. By June 16, 2003, Visa and MasterCard will provide the Administrator data from the Visa VMPD (at a previously agreed-upon cost to be paid from the Settlement Funds) and from the MasterCard virtual data warehouse (at a previously agreed-upon cost to be paid from the Settlement Funds), respectively, for merchants who can be identified through reasonable efforts that were not listed in the Visa VMPD and the MasterCard virtual data warehouse at the time that Visa and MasterCard compiled the Merchant Contact Lists that were provided on July 1, 2002 (“New Merchants”).

(a)	The entry for each such New Merchant will include (where available) merchant outlet names and addresses, “doing business as” names, and taxpayer identification numbers, in ASCII format, unless some other format is subsequently agreed to by the parties.

(b)

The Administrator shall use this data solely for the purpose of providing notice to members of the certified class, as set forth in this Order. The Court has ordered MasterCard and Visa specifically to produce taxpayer identification numbers, because that information is necessary to assist in providing notice to

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individual members of the class. The Administrator shall keep such taxpayer identification numbers strictly confidential and shall use the information solely for the purpose of providing notice hereunder. The Administrator shall implement and maintain reasonable administrative, technical and physical safeguards to protect the security, confidentiality and integrity of such information.

3. The Administrator previously compiled a database of the Merchant Contact Lists received from the 80 largest Acquirers and Processors, and of the non-duplicative merchant information from the Visa VMPD and the MasterCard virtual data warehouse that was utilized to provide Notice of Pendency to members of the class during September 2002 (“Class Member List”). The Class Member List shall be modified by the Administrator as follows, and then utilized to provide direct mail Notice of Settlement to the individuals and entities who appear on the modified Class Member List:

(a)	By June 16, 2003, Visa and MasterCard shall each have provided the Administrator with their respective list of New Merchants. Entries for those New Merchants shall be added to the Class Member List to the extent that they are not duplicative of records for individuals or entities already listed on the Class Member List, and the Administrator shall provide direct mail Notice of Settlement to the New Merchants;

(b)	The Administrator shall also add to the Class Member List, and shall provide direct mail Notice of Settlement to, each individual or entity that previously registered with the Administrator;

(c)	The Administrator shall remove from the Class Member List, and shall not provide direct mail Notice of Settlement to, the names and addresses of merchants that were determined during the Notice of Pendency process to not be deliverable addresses;

(d)	The Administrator shall remove from the Class Member List, and shall not provide direct mail Notice of Settlement to, those individuals or entities who filed timely requests for exclusion and whose names appeared on the Administrator’s final exclusion report dated February 13, 2003 and filed with the Court on February 18, 2003;

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(e)	The Administrator shall remove from the Class Member List, and shall not provide direct mail Notice of Settlement to, those individuals or entities who were located outside of the continental United States and Alaska and Hawaii at the time that they accepted Visa and/or MasterCard credit cards or debit cards;

(f)	The Administrator also shall undertake reasonable efforts to eliminate duplication in class member entries in the Class Member List.

4. The “Notice of Class Action Settlement,” attached hereto as Exhibit 1 (the “Notice of Settlement”), has been approved by the Court and shall be used to provide notice to merchants on the Class Member List, as modified in paragraph 3 above. By July 5, 2003, the Administrator shall send a copy of the Notice of Settlement by first class mail to each class member on the Class Member List. Each such mailing will bear the following legend on the envelope: VISA CHECK/MASTERMONEY ANTITRUST LITIGATION: IMPORTANT LEGAL NOTICE TO ALL CLASS MEMBERS, FORWARD TO CORPORATE HEADQUARTERS/LEGAL COUNSEL.

5. The Summary Notice of Settlement of Class Action, attached hereto as Exhibit 2 (the “Summary Notice of Settlement”), has been approved by the Court for use in publication notice. Plaintiffs shall cause the Summary Notice of Settlement to be published, commencing within 3 days after the initial mailing of the Notice of Settlement and concluding by August 4, 2003, in the publications listed on Exhibit 3. In that same timeframe, plaintiffs shall also cause the Summary Notice of Settlement to be published twice over the PR Newswire (to more than 2,400 media outlets, including newspapers, magazines, national wire services, television and radio broadcast media, web sites, and Internet portals) and in the plaintiff trade associations’ publications that are scheduled to run between July 1 and August 4, 2003.

6. By the date of the first mailing of the Notice of Settlement, the Administrator shall have updated the website established for the case (www.InReVisaCheck-

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MasterMoneyAntitrustLitigation.com), and until such time as all claims have been paid and the Settlement Fund disbursed, plaintiffs shall maintain the website, which shall contain a copy of the Notice of Settlement, the Summary Notice of Settlement, the Settlement Agreements, the papers submitted to the Court by Plaintiffs in support of preliminary approval of the Settlement, the 4/1/03 Order of the Court denying defendants’ motions for summary judgment and granting in part and denying in part plaintiffs’ motions for summary judgment, the November 15, 2002 Status Report Concerning Notice to the Members of the Certified Class, the June 21, 2002 Notice of Pendency Order (and attachments, including the Notice of Pendency and Summary Notice), the 10/17/01 Circuit Court Order affirming the District Court Order certifying the class, the 2/22/00 District Court Order certifying the Class, the Second Amended Consolidated Class Action Complaint, and other documents or materials that Plaintiffs’ Lead Counsel deem appropriate to post on the website for purposes of informing and communicating with Members of the Class. In the event that Visa or MasterCard objects to the posting of any particular documents or materials on the Website on the grounds that the posting of any particular documents or materials will injure Visa or MasterCard, such objection shall be made in writing to Lead Counsel. Lead Counsel shall use best reasonable efforts to remove the particular documents or materials from the Website as soon as practicable while the objection is being resolved. In the event that Lead Counsel disagrees with the objection, the objecting party shall move the Court for an order enjoining Lead Counsel from posting the particular documents or materials within 3 calendar days after Lead Counsel has disagreed with the objection. The Website shall be shut down within 90 days after all claims have been paid under the plan of allocation and distribution.

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7. As provided in the Notice of Settlement, class members who are New Merchants shall have until September 5, 2003 (i.e., 30 calendar days after the last publication notice date and approximately 60 days after the first notice mailing date, whichever is later), to opt-out of the Rule 23(b)(3) class.

8. As provided in the Notice of Settlement, class members – including New Merchants who do not exclude themselves from the class – shall have until September 5, 2003 (i.e., approximately 30 calendar days after the last publication notice date and approximately 60 days after the first notice mailing date, whichever is later) to object to the settlements and to give notice of their intention to appear at the September 25, 2003 fairness hearing.

9. With respect to receiving and processing requests for exclusion and objections, and handling other aspects of notice administration, the Administrator shall:

(a)	Collect mail daily from a United States Post Office Box specifically designated for requests for exclusion, objections and other case-related correspondence.

(b)	Sort mail into requests for exclusion, objections, forms returned undeliverable, and other general correspondence.

(c)	If a Notice of Settlement is returned undeliverable, the Administrator shall send it to the forwarding address if one is provided.

(d)	With respect to returned notices for which no forwarding address has been provided, the Administrator shall undertake reasonable efforts to obtain updated contact information concerning the merchant. If such information is available, the Administrator shall enter it in the merchant database. The Administrator shall then re-send the notice to the updated address.

(e)	Respond to all general correspondence.

(f)	Maintain the Class Member List described above and modify it as necessary based on correspondence from class members.

(g)	Send correspondence to class members, opt-outs or objectors as necessary.

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(h)	Create such reports as become necessary.

(i)	The Administrator and its employees and agents shall execute the confidentiality agreement required in connection with the Notice of Pendency, and shall maintain the confidentiality of all Merchant Contact Lists and databases incorporating any portion of those lists, including the Class Member List, at all times, in accordance with the terms of the executed confidentiality agreements. Notwithstanding the foregoing, the Administrator shall provide Lead Counsel with access to the data contained on the Class Member List for purposes of developing and administering the plan of allocation and distribution, and in assisting in the administration of the Notice of Settlement and in the administration of the Settlement Fund, to the extent permitted under the applicable confidentiality agreements and Court orders regarding the confidential treatment of the data.

10. On September 18, 2003 (i.e., 13 calendar days after the deadline for New Merchants to serve requests for exclusion and for all objections to the settlements to have been filed), plaintiffs and the Administrator shall serve on counsel for the parties, and file with the Court, a report that describes the activities undertaken to provide Notice of Class Action Settlement to the class, including the dates on which mailings of notice took place and the dates on which notice was published. The report also shall identify each class member that has elected to opt-out of the Rule 23(b)(3) class, and certify that notice has been provided in accordance with this Order. The Administrator shall supplement this second report promptly as necessary, including to reflect additional New Merchants who opted out of the Rule 23(b)(3) class by the expiration of the opt-out period, but whose names were not reflected in the Administrator’s September 18, 2003 report.

11. Nothing herein shall be deemed to preclude the Court from modifying this Order, or any party from seeking a modification of it, for good cause at a later date.

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	CONSTANTINE & PARTNERS		HAGENS & BERMAN LLP

By:	/s/ Mitchell C. Shapiro	By:	/s/ George Sampson
	Mitchell C. Shapiro (MS-1019)		George W. Sampson (GS-8973)
	Robert L. Begleiter (RB-7052)		1301 Fifth Avenue Suite 2929
	Matthew L. Cantor (MC-8183)		Seattle, Washington 98101
	Lloyd Constantine (LC-8464)		(206) 623-7292
	Stacey Anne Mahoney (SM-5425)		Co-Lead Counsel for Plaintiffs
	Michelle Peters (MP-7804)		Dated: June 5, 2003
Amy Roth (AR-4534)
	Gordon Schnell (GS-2567)		HELLER EHRMAN WHITE & McAULIFFE LLP
Jeffrey I. Shinder (JS-5719)
Michael Spyropoulos (MS-9873)
	477 Madison Avenue, Eleventh Floor	By:	[ILLEGIBLE]
	New York, New York 10022		M. Laurence Popofsky (LP-8822)
	(212) 350-2700		Stephen V. Bomse (SB-6594)
	Lead Counsel for Plaintiffs		Brian P. Brosnahan (BB-8908)
	Dated: June 5, 2003		David M. Goldstein (DG-1841)
Lawrence J. Zweifach (LZ-8641)
	SIMPSON THACHER & BARTLETT		333 Bush Street
San Francisco, CA 94104-2878
(415) 772-6000
By:	/s/ Joseph Tringali		Attorneys for Defendant Visa U.S.A. Inc.
	Kevin Arquit (KA-21301)		Dated: June 5, 2003
Aimee H. Goldstein (AG-7539)
Joseph Tringali (JT-9575)
425 Lexington Avenue
New York, New York
Attorneys for Defendant MasterCard
International Incorporated
Dated: June 5, 2003

So Ordered:

Dated: June , 2003
Hon. John Gleeson, United States District Judge

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Exhibit 1

In re Visa Check/MasterMoney Antitrust Litigation:

IMPORTANT LEGAL NOTICE TO ALL CLASS MEMBERS

FORWARD TO CORPORATE HEADQUARTERS/LEGAL COUNSEL

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

:
IN RE:	:
:
VISA CHECK/MASTERMONEY	:
ANTITRUST LITIGATION	:	MASTER FILE NO.
	:	CV-96-5238
:
This Document Relates To:	:
:
ALL ACTIONS	:	(Gleeson, J.) (Mann, M. J.)
:

NOTICE OF SETTLEMENT OF CLASS ACTION

TO:	ALL PERSONS AND BUSINESS ENTITIES IN THE UNITED STATES WHO, AT ANY TIME FROM OCTOBER 25, 1992 TO JUNE 21, 2003, HAVE ACCEPTED VISA AND/OR MASTERCARD CREDIT CARDS FOR PAYMENT AND HAVE THEREFORE BEEN REQUIRED TO ACCEPT VISA AND/OR MASTERCARD-BRANDED DEBIT CARDS (ALSO KNOWN AS VISA CHECK, MASTERMONEY OR MASTERDEBIT CARDS) FOR PAYMENT (“THE CLASS”).

THIS NOTICE MAY AFFECT YOUR RIGHTS

PLEASE READ IT CAREFULLY

1. This Notice of Settlement of Class Action (“Settlement Notice”) is directed to you because your rights may be affected by the settlement of the class action pending in the United States District Court for the Eastern District of New York styled In re Visa Check/MasterMoney Antitrust Litigation, No. CV-96-5238 (the “Action”).

HISTORY OF THE ACTION

2. The Action began in October 1996 with the filing of lawsuits by certain retailers and retail trade associations (collectively, the “Named Plaintiffs”) against Visa U.S.A. Inc. (“Visa”) and MasterCard International Incorporated (“MasterCard”) (collectively, “the Defendants”). In December 1996, those lawsuits were consolidated (the “Consolidated Action”), and the Court appointed the New York, New York based law firm of Constantine & Partners to serve as Lead Counsel, and the Seattle, Washington based law firm of Hagens Berman LLP to serve as Co-Lead Counsel, for the putative class of plaintiffs. (You may view a copy of Pretrial Order Number 1 and additional documents, materials and information about the case by visiting the case website at www.InReVisaCheck-MasterMonevAntitrustLitigation.com (the “Website”).) The Named Plaintiffs in the Action who represent the Class certified by the Court are: Wal-Mart Stores, Inc.; The Limited, Inc.; Sears Roebuck and Co.; Circuit City Stores, Inc.; Safeway, Inc.; Auto-Lab of Farmington Hills; Bernie’s Army Navy Store; Burlington Coat Factory Warehouse Corporation; The Coffee Stop, Inc., d/b/a Torrero Coffee & Tea Company; Computer Supplies Unlimited; Denture Specialists, Inc.; Payless ShoeSource, Inc.; Shoes Etc., Inc., d/b/a Arnold’s Shoes; Scrub Shop, Inc.; Sportstop, Inc.; UCC Kwik Doc, Inc., f/k/a UCC Express, Inc.; and Geneva White, D.M.D., P.A. The first (or lead) case was filed by a group of merchants represented by Constantine & Partners that included Wal-Mart, The Limited, Sears, Circuit City and Safeway; the lead case and the Consolidated Action have sometimes been referred to as the “Wal-Mart case” or the “Wal-Mart action.” Three merchant trade associations, National Retail Federation, International Mass Retail Association, and Food Marketing Institute, are also Named Plaintiffs in the lead case (and the Consolidated Action).

3. The allegations against Visa and MasterCard are set forth in the Second Amended Consolidated Class Action Complaint filed with the Court on May 26, 1999, a copy of which

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may be viewed on the Website. In the Action, plaintiffs claimed, among other things, that Visa and MasterCard, individually, and in conspiracy with each other and with their member banks, have violated the federal antitrust laws by forcing merchants who accept Visa and/or MasterCard-branded credit cards for payment also to accept Visa and/or MasterCard-branded debit cards for payment, and by conspiring and attempting to monopolize a market for general purpose point of sale debit cards. Plaintiffs claimed that defendants’ actions have caused merchants to pay excessive fees on Visa and MasterCard signature debit and credit transactions and on on-line PIN debit transactions, and have injured competition, merchants and consumers. Plaintiffs sought: (1) an injunction prohibiting the Defendants from engaging in the alleged violations of the federal antitrust laws (including the elimination of the alleged forced acceptance of the Visa and/or MasterCard-branded debit card transactions for payment by merchants who accept Visa and/or MasterCard-branded credit cards for payment), and (2) the recovery of damages for the alleged excess portion of fees paid, as well as costs and attorneys’ fees.

4. Defendants denied Plaintiffs’ allegations, and have denied that Defendants in any way violated the antitrust laws. Defendants asserted defenses to Plaintiffs’ claims, including that Defendants’ challenged actions were lawful, justified, the result of independent business competition, and that those actions have benefited competition, merchants and consumers. Defendants also asserted that Plaintiffs have not suffered economic harm from the challenged conduct but, in fact, have benefited. (Copies of defendants’ Answers may be viewed on the Website.) Counsel for MasterCard are located in the New York and Washington, D.C. offices of Clifford Chance US and the New York office of Simpson Thacher and Bartlett. Counsel for Visa are located in the San Francisco and New York offices of Heller Ehrman White & McAuliffe LLP and the New York office of Arnold & Porter.

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5. The Named Plaintiffs and defendants engaged in pre-trial discovery that lasted for over three and-a-half years. Pre-trial discovery consisted of the production and review of more than five million pages of documents and approximately 400 depositions of party and non-party representatives that took over 500 days. Fact discovery concluded on March 15, 2000.

6. The Named Plaintiffs submitted reports from five experts in total, including the reports of their liability and damages expert, Dr. Franklin M. Fisher of MIT, who previously served as the expert for IBM in its multi-decade defense of an antitrust prosecution by the United States government and as the expert for the government in its antitrust prosecution of Microsoft. Defendants submitted reports from fourteen expert witnesses. Expert discovery was completed on May 26, 2000, except for the further depositions of experts that filed supplemental reports in October 2002, which were completed by October 31, 2002.

7. In the summer of 2000, defendants and the Named Plaintiffs each filed motions asking the Court to enter summary judgment in their respective favors without a trial, and opposed each others’ motions. The Court elected not to rule on the summary judgment motions until after class certification proceedings had been completed. The Court permitted the parties to supplement their expert witness reports and summary judgment filings in the Fall of 2002 (thus completing four rounds of briefings and four rounds of expert reports), and conducted an extensive oral argument hearing on the summary judgment motions on January 10, 2003. On April 1, 2003, 27 days before the scheduled start of the trial, the Court denied defendants’ motions in their entirety, and granted plaintiffs’ summary judgment motion as to certain elements of plaintiffs’ claims for relief. The Court denied plaintiffs’ motion for summary judgment as to certain of defendants’ defenses. (A copy of the Court’s 4/1/03 Summary Judgment Order may be viewed on the Website.) As described more fully below in paragraphs 12-14, on April 30,

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2003 plaintiffs entered into separate memoranda of understanding with each defendant that set forth the basic terms of the settlement of this lawsuit, and on June 4, 2003 plaintiffs entered into separate settlement agreements with Visa and MasterCard, which collectively are referred to as the “Settlements” or the “Settlement Agreements.”

THE CLASS CERTIFICATION RULING AND NOTICE OF PENDENCY TO THE CLASS

8. On February 22, 2000, the Court entered an order certifying the Consolidated Action as a class action on behalf of “all persons and business entities who have accepted Visa and/or MasterCard credit cards and therefore have been required to accept Visa Check and/or MasterMoney debit cards” at any time from October 25, 1992 to the present. The Court further ordered that the Class does not include the named Defendants, their directors, officers or members of their families. Defendants appealed the Court’s Class Certification Order, which was affirmed by the United States Court of Appeals for the Second Circuit in late 2001; the United States Supreme Court rejected defendants’ petition to review the class certification order in 2002. (Copies of the orders of the District Court (2/22/00), the Circuit Court (10/17/01), and the Supreme Court (6/10/02) all may be viewed on the Website.)

9. From September 9 through October 14, 2002, members of the Class were given notice of the pendency of the class action in an extensive notice campaign, consisting of web postings, newswire press releases, nationwide publication of summary notice and the direct first class mailing of a document entitled Notice of Pendency to over 7.7 million addresses of class members that were provided to the Administrator by Visa, MasterCard and the 80 largest acquirers and processors of Visa and MasterCard transactions. The December 15, 2002 Status Report Concerning Notice to the Class, which attaches copies of the Notice of Pendency and the Summary Notice, may be viewed on the Website. The Court ruled that the notice plan, which

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provided class members the opportunity to exclude themselves from the Class if they filed such requests by November 14, 2002, comported with the requirements of due process and Rule 23 of the Federal Rules of Civil Procedure. (The 6/21/02 Consent Order/Notice of Pendency Order may be viewed on the Website.)

10. The Notice of Pendency provided in pertinent part that “by remaining a Class member, you will be bound by the terms of any judgment in the Action, whether favorable or unfavorable to Plaintiffs. You also agree that any claims against Defendants arising out of the Defendants’ conduct at issue in the Action will be determined in the Action and cannot be pursued in any other action. If there is a recovery, you may be entitled to share in the proceeds, less such Plaintiffs’ costs, expenses, and attorneys’ fees as the Court may allow out of any such recovery…”

11. This Settlement Notice has been sent to you in the belief that you may be a member of the Class whose rights may be affected by the Settlements. It should not be understood as an expression of any opinion by the Court concerning the merits of the Settlements. This Settlement Notice is intended merely to advise you of the Settlements and of your rights with respect to them, including the right to file an objection by September 5, 2003 and to appear at a hearing to determine the fairness of the Settlements scheduled for September 25, 2003.

THE SETTLEMENTS

12. The Consolidated Action was scheduled to be tried before a jury between April 28, 2003 and August 1, 2003. After an exhaustive mediation, which continued night and day for a full week, throughout the weekend prior to the start of trial, on Monday, April 28, 2003, prior to final jury selection, plaintiffs and MasterCard had negotiated the basic terms of a settlement, and the Court announced that the case against MasterCard had settled. On April 28, 2003, the

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Court supervised the selection of the jury that would hear the case between plaintiffs and defendant Visa, and the Court then postponed the start of that trial until April 30, 2003. On the morning of April 30, 2003, the Court announced a final postponement of the commencement of the trial for two additional days, until May 2, 2003, to provide the parties additional time to complete a settlement. A Memorandum of Understanding, executed by defendant MasterCard and the plaintiffs’ Lead Counsel and Co-lead Counsel, outlining the parameters of the MasterCard Settlement, was signed on April 30, 2003. That night, defendant Visa and the plaintiffs’ Lead-Counsel and Co-lead Counsel signed a separate Memorandum of Understanding, also dated April 30, 2003, which incorporated the equitable terms of the MasterCard MOU, plus one significant additional term of relief, and in view of Visa’s larger transaction volume, twice the monetary recovery.

13. Lead-Counsel and Co-lead Counsel for the plaintiffs then engaged in separate negotiations with Visa and MasterCard, which resulted in the execution of two separate settlement agreements on June 4, 2003. The Visa Settlement Agreement and the MasterCard Settlement Agreement (collectively, the “Settlement Agreements”) may be viewed on the Website.

14. The Settlement Agreements specify the following relief for the members of the certified class:

A. The creation of two settlement funds, totaling $3.05 billion, from which class member claims for damages can be satisfied (after the payment of Class Counsel’s fees, costs and expenses, including the costs of notice and administration of the settlement funds, to be awarded by the Court). MasterCard will deposit $1.025 billion over a ten-year period in the MasterCard Settlement Fund and Visa will deposit $2.025 billion in the Visa Settlement Fund over the same ten-year period.

B. The unbundling of Visa and MasterCard debit card services to merchants from Visa and MasterCard credit card services to merchants, effective January 1, 2004. Because of this unbundling, merchants will have the right to decide whether or

7

not to accept the Visa and/or MasterCard debit products in a competitive environment, and not be required to accept the Visa and MasterCard signature debit transactions as a condition of accepting the Visa and MasterCard credit cards. Plaintiffs believe that, because of this competition, and merchants’ right to decline Visa and MasterCard signature debit acceptance, Visa and MasterCard will maintain their lower interim rates or may even lower their rates further after January 1, 2004 to merchants for acceptance of their debit products, and that this could result in savings to class members that have not been determined but which could be worth tens of billions of dollars or more. Visa and MasterCard financial institutions – i.e., the banks that receive the interchange fees at issue for the Visa and MasterCard debit transactions performed by their cardholders – have already begun to report an anticipated reduction in earnings/revenues that will result from the Settlements.

C. The creation and placement of clear, conspicuous and uniform visual designations on Visa and MasterCard debit cards (or debit devices). In this way, merchants will be able to visually identify Visa and MasterCard debit cards/devices at the point of sale. Visa and MasterCard are also required to identify their debit cards/devices so merchants can identify them with electronic equipment.

D. Merchants shall also have the right to encourage or steer customers from Visa and MasterCard debit transactions to other forms of payment.

E. The barring of Visa for two years from entering into agreements with financial institutions that prohibit financial institutions from issuing debit cards from competing PIN debit networks.

F. The establishment of unique interim interchange rates for Visa and MasterCard debit transactions for the period from August 1, 2003 through December 31, 2003. These rates will be significantly lower than the rates currently being charged for Visa and MasterCard debit transactions (for MasterCard at least 1/3 lower aggregate effective rate, for Visa at least 48 basis points lower for nonsupermarkets and at least 14 cents lower per transaction for supermarkets). Plaintiffs believe that this could result in savings to class members that have not been determined but which could be worth more than $1 billion.

G. The Court’s continuing jurisdiction over Visa, MasterCard and this case to ensure compliance with the Settlement Agreements.

DISTRIBUTION OF SETTLEMENT FUNDS

15. If the Settlement Agreements are approved by the Court and become effective, the Settlement Funds (less taxes on the escrow fund interest, Court approved attorneys’ fees, costs

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and other expenses, including, without limitation, costs of Notice and Claims Administration), will be distributed to members of the Class pursuant to a Court approved plan of allocation and distribution. By August 18, 2003, Class Counsel will file a detailed plan of allocation, which may include a series of payments to be made over ten years or may include two or more sets of payments to be made over a shorter period of time to be determined by the Court. While the plan of allocation and distribution has not yet been finalized, plaintiffs will ask the Court to approve a distribution pro rata (based on a calculation of the participating Class members’ approximate amount of overcharges paid, as claimed by plaintiffs) to participating Class members. It has not yet determined whether participating Class members will need to provide documentation. Beginning on August 18, 2003, you may visit the Website for details concerning the plan for allocation and distribution.

16. In the event the Settlement Agreements are approved, a subsequent notice will advise you of how to participate in the Settlement Funds. (It is your responsibility to advise the Administrator of any change of address subsequent to your receiving this notice.) In order to establish a right to share in the Settlement Funds, Class members may be required to provide information concerning their gross United States domestic sales, their sales made with Visa and MasterCard debit cards and/or their sales made with Visa and MasterCard credit cards and debit cards, dating back to October 25, 1992 (and/or such other information necessary to properly determine and distribute class members’ shares). You should save any and all of your records which contain such information. Whether or not such records will be required under the plaintiffs’ proposed plan of allocation should be determined by the time of the filing of the plan of allocation and distribution on August 18, 2003, and should be disclosed at that time on the Website.

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17. Also on August 18, 2003, Class Counsel will file a petition for payment of attorneys’ fees, costs and expenses, and may, from time to time thereafter, petition the Court for reimbursement of fees, costs and expenses from the Settlement Funds, including fees incurred by Class Counsel and the Administrator while providing Notice to the class and while administering the Settlement Funds (including the plan of allocation and distribution). Plaintiffs will NOT be applying to the Court for an incentive award for the Named Plaintiffs, despite the fact that these companies dedicated thousands of hours of the time of their executive and in-house counsel time prosecuting this case and subjecting their executives to depositions. Plaintiffs will petition for reimbursement of out of pocket costs and expenses incurred and paid by the Named Plaintiffs in connection with their prosecution of this action on behalf of the Class. Beginning on August 18, 2003, you may visit the Website for details concerning Class Counsel’s petition for payment of attorneys’ fees, costs and expenses.

RELEASE PROVISIONS

18. If the Settlement Agreements are approved and become effective, you and all Class Members will be bound by the terms of the Settlement Agreements, and upon their becoming effective, you will be releasing Visa, MasterCard and other entities from certain claims as set forth below, including claims relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Second Amended Consolidated Class Action Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation, as follows:

Visa, MasterCard and their past, present or future officers, directors, stockholders, member financial institutions, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns (the “Released Parties”) shall be released and forever discharged from all manner of claims, demands, actions, suits, causes of action against the Released Parties, whether class, individual, or otherwise in nature, damages whenever incurred, liabilities of

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any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, in law or equity, that any Plaintiff or Class Members who have not timely excluded themselves from the Class Action (including any of their past, present or future officers, directors, stockholders, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns), whether or not they object to the Settlement and whether or not they make a claim upon or participate in the Settlement Fund, whether directly, representatively, derivatively or in any other capacity, ever had, now has or hereafter can, shall or may have, relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Second Amended Consolidated Class Action Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation which arise under or relate to any federal or state antitrust, unfair competition, unfair practices, or other law or regulation, or common law, including, without limitation, the Sherman Act, 15 U.S.C § 1 et seq. (the “Released Claims”). Each Class Member hereby covenants and agrees that it shall not, hereafter, seek to establish liability against any of the Released Parties based, in whole or in part, upon any of the Released Claims.

19. In the event that any provision of this Settlement Agreement is asserted as a defense or is otherwise raised as an objection to any claim or cause of action asserted in any case involving Visa or MasterCard, the District Court for the Eastern District of New York shall have exclusive jurisdiction to determine any issues relating to the assertion of that defense or objection, and any such case shall be stayed until the United States District Court for the Eastern District of New York has entered an order or judgment determining such issues.

ELECTION BY CLASS MEMBERS TO PARTICIPATE IN, OR TO OBJECT TO, THE CLASS ACTION SETTLEMENTS AND TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING

20. You are a member of the Class if you are not one of the Defendants or their directors, officers or members of their families, and if you or your business has accepted Visa and/or MasterCard credit cards for payment at any time from October 25, 1992 to June 21, 2003, and if you did not timely file a request for exclusion. If you began accepting Visa or MasterCard branded credit cards and/or debit cards after June 21, 2002, please see paragraphs 26-32 below, which allow you to opt out of this lawsuit. If you are a Class member, you will be bound by the final Settlements of this litigation.

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21. If you are a member of the Class and you want to participate in the Settlements, you are not required to do anything at this time, although it is advisable for members of the Class who did not receive direct notice addressed to them by first class mail to register with the Administrator by writing to the Administrator at Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, in an envelope clearly marked “In Re Visa Check/MasterMoney Antitrust Litigation: Absent Class Member Inquiry.”

22. Pursuant to an Order of the Court, a hearing will be held at 9:30 a.m. on September 25, 2003 at the Federal Courthouse, 225 Cadman Plaza East, Brooklyn, New York, for the purpose of determining whether the Settlements with Visa and MasterCard are fair, reasonable and adequate. The time and date of the hearing may be continued from time to time without further notice.

23. Members of the Class that do not wish to object to the Settlements need not appear at the hearing nor do anything else at this time. Any member of the Class that has not timely requested exclusion from the Class may submit a written objection to the Settlements and/or appear at the hearing in person or by duly authorized attorneys and show cause why the Settlements should not be approved as fair, reasonable and adequate. However, no Class member shall be heard in opposition to the Settlements, and no paper or brief submitted by any class member shall be received or considered by the Court unless, on or before September 5, 2003, the Class member files a notice of intention to appear and a statement of the position to be asserted and the grounds therefor, together with copies of any supporting papers or briefs with the Clerk, United States District Court for the Eastern District of New York, Federal Courthouse,

12

225 Cadman Plaza East, Brooklyn, New York. Copies of any such objection, supporting papers or brief shall also be sent by first class mail, postage prepaid, postmarked no later than September 5, 2003, in separate envelopes clearly marked as “Objection by Absent Class Member: In Re Visa Check/MasterMoney Antitrust Litigation,” addressed to the following: Constantine & Partners, PC, 477 Madison Avenue, New York, New York 10022, The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017, and Heller Ehrman White & McAuliffe, LLP, 333 Bush Street, San Francisco, CA, 94104. Your objection should provide the name, address and telephone number of the person or business entity that wishes to raise the objection, contain your printed name and title (if on behalf of a business entity), verify that the objection is being raised by a Class Member, and be signed by you. In order for your objections to be effective and to be considered by the Court, they must be postmarked on or before September 5, 2003.

24. In determining whether you want to object to the Settlements by September 5, 2003 and appear at the fairness hearing on September 25, 2003, you may want to consult your own attorney. As noted above, you may enter an appearance through your own counsel at your own expense. As a member of the Class, you will not be personally responsible for any attorneys’ fees or costs of litigation unless you retain your own counsel, in which case you may be responsible for his or her fees.

25. Except as provided herein, no persons shall be entitled to contest the terms and conditions of the Settlements, and persons who fail to object as provided herein shall be deemed to have waived and shall be foreclosed forever from raising any such objections.

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ELECTION BY CLASS MEMBERS – WHO BEGAN TO ACCEPT VISA AND/OR MASTERCARD CREDIT CARDS AND/OR DEBIT CARDS FOR PAYMENT AFTER JUNE 21, 2002 (“NEW MERCHANTS”) – TO PARTICIPATE IN, OR TO BE EXCLUDED FROM, THE CLASS

26. If you or your company is a Class member who became a Class member after June 21, 2002 (i.e., you or your company first began accepting Visa and/or MasterCard credit cards or debit cards for payment after June 21, 2002) (“New Merchants”), you have a choice of whether to remain a member of the Class. Your choice will have consequences that you should understand before making your decision. In determining whether you want to remain in or be excluded from the Class, you may want to consult your own attorney. Please note that the right to be excluded from the Class only applies to New Merchants. Class Members who were members of the Class as of June 21, 2002 were provided opt-out rights through a Notice of Pendency (either by first class mail or by publication of Summary Notice) between September 9 and October 14, 2002, and had the right to be excluded from the Class by making a written request for exclusion by November 14, 2002.

27. If you are a New Merchant and want to remain a member of the Class, you are not required to do anything at this time. By remaining a Class member, you will be bound by the Settlements, and by the release of claims described in paragraph 18 above. You may be entitled to share in the Settlement Fund proceeds, less such costs, expenses, and attorneys’ fees (including the costs of notice and claims administration) as the Court may allow out of any such recovery.

28. If you remain a member of the Class: The Class Representatives, Lead Counsel and Co-Lead Counsel will represent your interests in resolving the Action against Defendants. You will not be personally responsible for Plaintiffs’ attorneys’ fees or costs, except to the extent that the Court may award such fees, costs and expenses to the attorneys which would be paid out

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of the Settlement Funds or other recovery in this Action, if any. If you desire, you also may appear by your own attorney at your own expense. You also may seek to intervene. You will have the right to participate in the Settlements (or in the event the Settlement Agreements do not become effective, any recovery that may be obtained from Visa or MasterCard on behalf of the Class). If the Settlements do not become effective, and the Named Plaintiffs proceed with the Consolidated Action on behalf of the Class, and no recovery is ultimately obtained, you may be bound by that result. As detailed above, you may be required as a condition of participating in any recovery to present evidence concerning your acceptance of MasterCard and Visa credit and debit transactions. You should, therefore, preserve all records concerning these transactions. Your decision to remain a member of the Class or to opt-out of the Class will be binding, regardless of whether the Settlement Agreements are approved or disapproved by the Court.

29. You should give notice of any corrections or changes in your address, in writing, in an envelope addressed to the Administrator appointed by the Court, at The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation, that bears the notation “Address Change; In Re: Visa Check/MasterMoney Antitrust Litigation.”

30. If you are a New Merchant and do not want to remain a member of the Class, you may choose to be excluded from the Class. By electing to be excluded from the Class:

A. You will not share in the Settlement Funds (or in the event the Settlements are not approved by the Court, in any monetary recovery that Visa or MasterCard might pay as a result of a judgment or settlement in Plaintiffs’ favor).

B. You will have the right, at your own expense, to pursue any individual claim that you may have against Visa and/or MasterCard by filing your own lawsuit or by seeking to intervene in the Action.

31. If you want to be excluded from the Class, you must make a written request for exclusion bearing the title “Request for Exclusion from Class: In Re Visa Check/MasterMoney

15

Antitrust Litigation,” and send it by first class mail, postage pre-paid, to The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation. Your request should provide the name, address and telephone number of the person(s) or business entity(/ies) that wish(es) to be excluded from the class, contain your printed name and title (if on behalf of a business entity), and be signed by you. In order for your request to be effective, it must be postmarked on or before September 5, 2003.

32. New Merchants who choose not to exclude themselves from the Class may object to the Settlements and participate in the fairness hearing, as detailed in paragraphs 20-25, above.

ADDITIONAL INFORMATION

33. All references in this Settlement Notice to pleadings, allegations, claims, defenses and Court orders are summaries. Complete copies of the pleadings, orders and other publicly filed documents in the Action may be examined and copied at any time during regular office hours at the office of the Clerk of the Court, United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, New York, under the file No. CV-96-5238. You also may access the documents referenced in this notice, along with additional information about the case, the settlements and the settlement approval process by visiting the Website at www.InReVisaCheck-MasterMoneyAntitrustLitigation.com.

34. Any questions you have concerning the matters raised in this Notice, or any corrections or changes of name or address, should not be directed to the Court but should be directed in writing to The Garden City Group, Inc., P.O. Box 9000-6014, Merrick, New York, 11566-9000, Attn: In re Visa Check/MasterMoney Antitrust Litigation. You may also receive additional information by calling 1 (888) 641-4437.

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35. Lead Counsel for Plaintiffs is Constantine & Partners, 477 Madison Avenue, New York, New York 10022; Co-lead Counsel for Plaintiffs is Hagens Berman LLP, 1301 Fifth Avenue, Seattle, Washington, 98101. Any requests for additional information about the case can be submitted to lead counsel or co-lead counsel in writing at either address listed above, in an envelope that bears the legend “Inquiry by Absent Class Member: In Re Visa Check/MasterMoney Antitrust Litigation”, or by calling 212-350-2799. You may, of course, seek the advice and guidance of your own attorney if you desire.

EXCEPT AS SET FORTH IN THIS NOTICE,

PLEASE DO NOT CONTACT THE COURT

Dated: June , 2003
Hon. John Gleeson
United States District Judge

17

Exhibit 2

Legal Notice of Class Action Settlement

IF YOU OR YOUR COMPANY HAVE ACCEPTED MASTERCARD

AND/OR VISA CARDS FOR PAYMENT AT ANY TIME FROM

OCTOBER 25, 1992 THROUGH JUNE 21, 2003, YOU MAY BE ELIGIBLE

TO RECEIVE BENEFITS.

Your rights may be affected. Please read this Court-ordered Class Action Notice.

If you or your company have accepted MasterCard or Visa-branded credit cards or debit cards as payment for goods or services at any time from October 25, 1992 to June 21, 2003, you or your company may be affected by the settlement of a class action lawsuit pending in the United States District Court for the Eastern District of New York styled In re Visa Check/MasterMoney Antitrust Litigation (a/k/a Wal-Mart Stores, Inc. et al. v. Visa U.S.A. Inc. and MasterCard International, Inc.), No. CV-96-5238. Defendants Visa and MasterCard have entered into separate settlement agreements by which they would, among other things, allow merchants to accept the Visa or MasterCard branded credit cards without accepting their debit cards (and vice versa), reduce the prices charged to merchants for off-line signature debit transactions for a period of time, and pay over ten years into a Settlement Fund amounts totaling $3.05 billion (before payment of attorneys’ fees, costs and expenses to be awarded by the Court).

If you are a member of this Class, you may be entitled to benefits if the settlement is approved, and you are encouraged to seek additional information about the settlement of the case, the nature of the claims, your right to object to the settlement and to participate in a fairness hearing, and your right to opt-out of the settlement if you are a New Merchant (i.e., if you first began accepting Visa and/or MasterCard cards for payment after June 21, 2002).

PLEASE NOTE THE FOLLOWING IMPORTANT DATES:

Filing of Plan of Allocation/Distribution of Settlement Proceeds: August 18, 2003

Filing of Class Counsel Application for Fees, Costs and Expenses: August 18, 2003

Deadline for All Class Members to Object/New Merchants to Opt-out: September 5, 2003

Fairness Hearing: September 25, 2003

FOR DETAILED INFORMATION AND

TO OBTAIN A COPY OF THE COMPLETE NOTICE, VISIT THE WEBSITE AT

www.InReVisaCheck-MasterMoneyAntitrustLitigation.com

OR CONTACT THE CLAIMS ADMINISTRATOR

The Garden City Group, Inc.

P.O. Box 9000-6014

Merrick, NY 11566-9000

Attn: In Re Visa Check/MasterMoney Antitrust Litigation

Toll-free: 1 (888) 641-4437

OR CONTACT LEAD COUNSEL FOR THE PLAINTIFFS,

Constantine & Partners, 212-350-2799, www.cpny.com

EXCEPT AS INSTRUCTED IN THE NOTICE, PLEASE DO NOT CONTACT THE COURT.

Exhibit 3

THE GARDEN CITY GROUP, INC.

In re Visa Check/MasterMoney Antitrust Litigation

National Publications
Publication	# Insertions	Unit Size	Frequency	Issue Date	On-Sale Date	Total Circulation
Parade Magazine (First Insertion)	2	2/5 Page	Weekly	7/20 and 7/27	7/20 and 7/27	35,507,036
USA Weekend (First Insertion)	2	2/5 Page	Weekly	7/20 and 7/27	7/20 and 7/27	21,352,002
Wall Street Journal	1	1/4 Page	Daily	6/20/2003	6/20/2003	1,820,525
TV Guide (First Insertion)	2	Full Page	Weekly	7/19 and 7/26	7/14 and 7/21	9,061,639
People (First Insertion)	2	1/2 Page	Weekly	7/28 and 8/4	7/18 and 7/25	3,632,804
Time	1	1/2 Page	Weekly	7/28/2003	7/21/2003	4,109,962
Sports Illustrated	1	1/2 Page	Weekly	7/28/2003	7/23/2003	3,245,940
Newsweek	1	1/2 Page	Weekly	7/28/2003	7/21/2003	3,125,151
Subtotal National Publications	12					81,855,059

Merchant Trades
Publication	# Insertions	Unit Size	Frequency	Issue Date	On-Sale Date	Total Circulation
Chain Store Age	1	Full Page	Monthly	July	7/1	35,488
DSN Retailing Today	1	Jr Page	23 times a year	7/21	7/21	29,855
MMR/Mass Market Retailers	1	Jr Page	21 times a year	7/28	7/14-7/24	20,597
RIS/Retail Info Systems News	1	Jr Page	Monthly	July	7/10	20,029
Retail Merchandiser	1	Jr Page	Monthly	July	7/1-7/4	26,500
Stores	1	Full Page	Monthly	July	7/6	33,063
Supermarket News	1	Jr Page	Weekly - Mondays	7/21	7/22	39,965
Subtotal Merchant Trades	7					205,497
Total	19					82,060,556

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
————————————————————— -x
IN RE VISA CHECK/MASTERMONEY	96-CV-5238 (JG)(JM)
ANTITRUST LITIGATION
————————————————————— -x

PROPOSED ORDER AND FINAL JUDGMENT

On September 25, 2003, this Court held a hearing on (i) whether the terms and conditions of the Settlement Agreement entered into as of June 4, 2003 between Visa U.S.A. Inc. (“Visa”) and Plaintiffs (the “Settling Parties”), attached hereto as Exhibit 1 (the “Settlement Agreement” or “Agreement”), are fair, reasonable and adequate for the settlement of all claims released by Plaintiffs against Visa in the above-captioned action (the “Action” or “Class Action”); (ii) whether judgment should be entered dismissing Visa from the Action with prejudice; (iii) whether to approve the Plan of Allocation of Settlement Funds as a fair and reasonable method to allocate the settlement proceeds among the members of the Class, and (iv) whether and in what amount to award Plaintiffs’ attorneys’ fees and reimbursement of costs and expenses.

The Court, having considered all matters submitted to it at the hearing and otherwise; and having certified, by order dated February 22, 2000, a Plaintiff Class (the “Class”), pursuant to Rules 23(a), 23(b)(2) and 23(b)(3) of the Federal Rules of Civil Procedure, of all persons and business entities who have accepted Visa and/or MasterCard credit cards and therefore have been required to accept Visa branded and/or MasterCard branded debit cards under the challenged tying arrangements at any time during the period of October 25, 1992 through the Class Period (ending on or around June 21, 2003);

HEREBY FINDS, with all terms used herein having the meanings as set forth and defined in the Settlement Agreement, that:

a. The Court has personal jurisdiction over the Settling Parties, and has subject matter jurisdiction to approve the Settlement Agreement, including all exhibits thereto;

b. Notice to the Class required by Rule 23(e) of the Federal Rules of Civil Procedure, including, but not limited to, the forms of notice and methods of identifying and notifying members of the Class, has been given in an adequate and sufficient manner, constituting the best notice practicable, satisfying and complying in all respects with such Rule, due process, and any other applicable law;

c. The Court has held a hearing to consider the fairness, reasonableness and adequacy of the Settlement;

d. The Court has been advised of all objections to the Settlement and has given consideration thereto;

e. Arm’s length negotiations have taken place in good faith between counsel for Plaintiffs and Visa, resulting in the Settlement;

f. The Plan of Allocation of Settlement Funds is a fair and reasonable method to allocate the settlement proceeds among the members of the Class; and

g. The Settlement, including the terms of the Settlement Agreement and the exhibits thereto, is in all respects fair, reasonable and adequate, and in the best interests of the Class.

ACCORDINGLY, the proposed Settlement is hereby fully and finally APPROVED pursuant to Rule 23(e) of the Federal Rules of Civil Procedure. In accordance with the Settlement Agreement, the terms of which are hereby incorporated by reference, it is hereby ORDERED, ADJUDGED AND DECREED that:

1. The Settling Parties are directed to implement and consummate the Settlement Agreement according to its terms and conditions, including, but not limited to, those items specifically identified below;

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2. Visa is dismissed with prejudice from the Class Action;

3. Visa is directed to pay Plaintiffs, in settlement of the claims released by the Settlement Agreement, a total of two billion and twenty-five million dollars ($2,025,000,000), to be made by wire transfer into the Settlement Fund Account under the schedule set forth in paragraph 3 of the Settlement Agreement;

4. Visa is directed to adopt rules that will, effective January 1, 2004, unbundle, and Visa agrees not bundle in the future, merchant acceptance of Visa POS Debit Devices and merchant acceptance of any Other Visa Products as set forth in paragraph 4 of the Settlement Agreement;

5. Visa is directed to adopt rules, effective January 1, 2004, requiring issuers in the United States to clearly and conspicuously identify all Visa POS Debit Devices in the manner set forth in paragraph 5 of the Settlement Agreement;

6. Visa is directed to adopt rules, effective January 1, 2004, requiring that Visa POS Debit Devices be given unique electronic identities in the manner set forth in paragraph 7 of the Settlement Agreement;

7. By August 1, 2003, and continuing through December 31, 2003, Visa is directed to reduce by at least $0.14 for supermarket debit transactions at Class Members, and by at least 48 basis points, on an aggregate effective basis, for all other types and categories of Visa POS Debit Device transactions at Class Members, the published interchange rates in effect on April 30, 2003 for these transactions as set forth in paragraph 8 of the Settlement Agreement;

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8. Visa is directed not to enact any rules that prohibit merchants from encouraging or steering Visa POS Debit Device cardholders to use other forms of payment as set forth in paragraph 9 of the Settlement Agreement;

9. Visa is prohibited until June 4, 2005 from entering into any agreements that prohibit financial institution members from issuing debit cards of competing networks, other than MasterCard as set forth in paragraph 10 of the Settlement Agreement;

10. Visa is directed to comply with all of its other obligations under the Settlement Agreement;

11. Plaintiffs are directed to comply with all of their obligations under the Settlement Agreement;

12. Visa and its past, present or future officers, directors, stockholders, member financial institutions, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns (the “Released Parties”) shall be released and forever discharged from all manner of claims, demands, actions, suits, causes of action against the Released Parties, whether class, individual, or otherwise in nature, damages whenever incurred, liabilities of any nature whatsoever, including costs, expenses, penalties and attorneys’ fees, known or unknown, suspected or unsuspected, in law or equity, that any Plaintiff or Class Members who have not timely excluded themselves from the Class Action (including any of their past, present or future officers, directors, stockholders, agents, employees, legal representatives, trustees, parents, associates, affiliates, subsidiaries, divisions, partners, heirs, executors, administrators, purchasers, predecessors, successors and assigns), whether or not they object to the Settlement and whether or not they make a claim upon or participate in the

4

Settlement Fund, whether directly, representatively, derivatively or in any other capacity, ever had, now has or hereafter can, shall or may have, relating in any way to any conduct prior to January 1, 2004 concerning any claims alleged in the Class Action Complaint or any of the complaints consolidated therein, including, without limitation, claims which have been asserted or could have been asserted in this litigation which arise under or relate to any federal or state antitrust, unfair competition, unfair practices, or other law or regulation, or common law, including, without limitation, the Sherman Antitrust Act, 15 U.S.C § 1 et seq. (“Released Claims”). Each Class Member hereby covenants and agrees that it shall not, hereafter, seek to establish liability against any of the Released Parties based, in whole or in part, upon any of the Released Claims.

13. For a period of five years, the Clerk of the Court shall maintain the record of those members of the Class who have timely excluded themselves from the Class and shall provide a certified copy of such records to Visa, at its expense;

14. Nothing in this Order and Final Judgment, the Settlement, or the Settlement Agreement is or shall be deemed or construed to be an admission or evidence of any violation of any statute or law or of any liability or wrongdoing by Visa or of the truth or validity or lack of truth or lack of validity of any of the claims or allegations alleged in the Class Action or actions consolidated therein.

15. Plaintiffs and their counsel are hereby awarded                      in attorneys’ fees, which the Court finds to be fair and reasonable, and $             in reimbursement of costs and expenses, together with interest thereon from the date of entry of this Final Order and Judgment to the date of payment at the rate earned by the Settlement Fund during such period. These amounts shall be paid out of the Settlement Fund Account in accordance with the terms of the

5

Settlement Agreement. Constantine & Partners shall allocate and distribute the award of attorneys’ fees in a fashion which, in its opinion, fairly compensates Plaintiffs’ Counsel for their respective contributions in the prosecution and settlement of the Action.

16. Without affecting the finality of this judgment, the Court retains jurisdiction of this Settlement and the Settlement Agreement, including the administration and consummation of the Settlement and in order to determine issues relating to any distribution to Class Members, and to attorneys’ fees, costs, and expenses incurred subsequent to entry of this judgment, which Plaintiffs’ Counsel may seek to recover from the Settlement Fund. In addition, without affecting the finality of this judgment, the Court retains exclusive jurisdiction, and Visa and each member of the Class are hereby deemed to have submitted irrevocably to the exclusive jurisdiction of this Court for any suit, action, proceeding or dispute arising out of or relating to this Order and Final Judgment, the Settlement Agreement or the applicability of the Settlement Agreement and exhibits thereto. Without limiting the generality of the foregoing, any dispute concerning the provisions of paragraph 12, including but not limited to any suit, action or proceeding by a Plaintiff in which the provisions of paragraph 12 are asserted as a defense in whole or in part to any claim or cause of action or otherwise raised as an objection, shall constitute a suit, action or proceeding arising out of or relating to this Order and Final Judgment. Solely for purposes of such suit, action or proceeding, to the fullest extent possible under applicable law, the parties hereto are hereby deemed to have irrevocably waived and agreed not to assert, by way of motion, as a defense or otherwise, any claim or objection that they are not subject to the jurisdiction of this Court, or that this Court is, in any way, an improper venue or an inconvenient forum.

17. In the event that the provisions of this Settlement Agreement are asserted by Visa as a defense in whole or in part to any claim or cause of action or otherwise raised as an

6

objection in any other suit, action or proceeding by a Plaintiff, Visa shall be entitled to a stay of that suit, action or proceeding until the United States District Court for the Eastern District of New York has entered an order or judgment determining any issues relating to the defense or objection based on such provisions. Solely for purposes of such suit, action or proceeding, to the fullest extent they may effectively do so under applicable law, the Settling Parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim or objection that they are not subject to the jurisdiction of such court, or that such court is, in any way, an improper venue or an inconvenient forum.

18. The Court finds, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, that there is no just reason for delay in the entry of this Order and Final Judgment, and directs the Clerk to immediately enter this Order and Final Judgment

Honorable John Gleeson United States District Judge

DATED: , 2003

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Exhibit E

Current Other Visa Products

•	Consumer Credit Products (including co-branded and smart Visa versions)

¡	Classic

¡	Gold

¡	Platinum

¡	Signature

¡	Infinite

•	Commercial Products

¡	Small Business Products

•	Business Credit

•	Business Debit

•	Business Line of Credit

•	Smart Visa Business

¡	Purchasing Card

¡	Corporate Card

¡	Fleet Card

¡	Commercial Prepaid

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK
————————————————————— -x
IN RE VISA CHECK/MASTERMONEY	96-CV-5238 (JG)(JM)
ANTITRUST LITIGATION
————————————————————— -x

ORDER PRELIMINARILY APPROVING PROPOSED SETTLEMENT

Based on the record to date, and upon review and consideration of the Settlement Agreement dated as of June 4, 2003 between Visa U.S.A. Inc. (“Visa”) and Plaintiffs (the “Settlement Agreement”), the motion of the parties for an Order Preliminarily Approving the Proposed Settlement, the Memorandum of Law in support thereof, and the Stipulation and Order for Providing Notice of Settlement, IT IS HEREBY ORDERED AND DECREED as follows:

1. The Settlement between Plaintiffs and Visa, as embodied in the Settlement Agreement and the exhibits thereto, attached hereto, the terms of which are incorporated herein, is hereby preliminarily approved, and all proceedings in this Action against Visa are hereby stayed pending final approval of the Settlement;

2. Approval is hereby given to the forms of Notice, attached to the Settlement Agreement as Exhibits A and B, and to the Notice Plan contained in the Stipulation and Order for Providing Notice of Settlement, attached to the Settlement Agreement as Exhibit C, the terms of which are incorporated herein;

3. On or before July 5, 2003, Plaintiffs’ Co-Lead Counsel shall cause copies of the Notice to be sent to members of the Class by first class mail as set forth in the Notice Plan;

4. On or before August 4, 2003, Plaintiffs’ Co-Lead Counsel shall publish copies of the Notice as set forth in the Notice Plan;

5. On or before August 18, 2003, Plaintiffs’ Co-Lead Counsel shall file with the Court a (i) Plan of Allocation of Settlement Funds setting forth a plan for allocating and distributing the Net Settlement Fund to the Class, and (ii) a Fee and Expense Application setting forth Plaintiffs’ request for attorneys’ fees, expenses, and costs;

6. On or before September 18, 2003, Plaintiffs will file with the Court a Motion for Final Approval of the Settlement and a Memorandum of Law in support thereof;

7. On September 25, 2003 at             o’clock, the Court will hold a hearing on final approval of the Settlement to determine whether the Settlement on the terms set forth in the Settlement Agreement is fair, reasonable, and adequate to the Class and should be finally approved by the Court; whether final judgment should be entered thereon; whether the Plan of Allocation of the Settlement Funds should be approved; and whether Plaintiffs’ request for attorneys’ fees and reimbursement of costs and expenses should be granted;

8. The Court will consider comments and/or objections to the Settlement or the award of Plaintiffs’ attorneys’ fees and reimbursement of costs and expenses only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court, and mailed to counsel for Plaintiffs and Visa, on or before September 5, 2003;

9. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement, Plan of Allocation, or the award of Plaintiffs’ attorneys’ fees, costs, and expenses are required to provide in their written objections or comments a statement of their intention to appear at the hearing, a statement of their position and the grounds therefor, the identity of any witnesses they may call to testify, and all exhibits they intend to introduce at the hearing; and

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10. Preliminary approval is hereby given to the form of Order and Final Judgment, attached hereto as Exhibit D.

DONE AND ORDERED this              day of June, 2003.

Honorable John Gleeson United States District Judge

3

Exhibit G

Current Visa POS Debit Devices

•	Consumer Check Card

¡	Classic (including affinity/co-brand)

¡	Gold (including affinity/co-brand)

¡	Platinum (including affinity/co-brand)

¡	Check Card II

•	Prepaid Cards/EBT Cards

¡	Visa Buxx

¡	Visa Payroll

¡	Visa Gift Cards (including incentives, promotional, rebate)

¡	Child support cards

¡	Unemployment cards

¡	Insurance claim cards

¡	Customer service cards (e.g., airline courtesy comp cards for cancelled flights)

¡	State disbursement cards (other than unemployment or child support, e.g., state disability insurance cards)

¡	Flexible spending account cards (e.g., Medical Savings Acct.)

¡	Customer Everyday/general purpose re-loadable and one time use prepaid (including stored value) cards

¡	Student aid college cards

EXHIBIT H

Exempted Deferred Debit Programs

Issuer: Merrill Lynch

Program Name: Merrill Lynch Visa Signature Rewards® (aka Merrill Lynch Your Way Signature Rewards®)

Issuer: Merrill Lynch

Program Name: Visa Gold (same deferred debit program as above, for different customer segment, without rewards)

Issuer: Wachovia

Program Name: COMMAND Visa Platinum Debit Card, with optional Rewards Program (offered by Prudential Securities)

Issuer: Citibank

Program Name: Smith Barney FMA (aka Smith Barney Gold Debit Card)

Issuer: Bank One

Program Name: Investment Access (offered by Dain Rauscher)

Issuer: PFPC (PNC Bank affiliate)

Program Name: Metlife Asset Management Account

Exhibit I

Exemplar of Required Notice from Acquirers to Merchants

“New procedures will soon go into effect as result of the settlement reached in the merchant lawsuit In re Visa Check/MasterMoney Antitrust Litigation (United States District Court, Eastern District of New York Case No. 96-CV-5238 (JG): Effective January 1, 2004, you will have the choice of discontinuing acceptance of either Visa credit or Visa debit, including Visa Check and Visa Prepaid cards (i.e., non-PIN debit). If you decide to stop accepting one of these product categories under an existing contract, you must notify [Acquirer name] in writing at least thirty days before the date you will stop. If you do not want to change your current acceptance of both Visa credit and Visa check card you do not need to do anything.”